Exhibit 10.3 Gossamer Bio, Inc. and Computershare Inc. and Computershare Trust Company, N.A., as Warrant Agent WARRANT AGREEMENT Dated as of June 4, 2026

Table of Contents

Page

Section 1.	Definitions	1
Section 2.	Rules of Construction	11
Section 3.	The Warrants	11
(a)	Original Issuance of Warrants	11
(b)	Additional Warrants	11
(c)	Form, Dating and Denominations	12
(d)	Execution, Countersignature and Delivery	12
(e)	Method of Payment	13
(f)	Registrar and Exercise Agent	13
(g)	Legends	14
(h)	Transfers and Exchanges; Transfer Taxes; Certain Transfer Restrictions	15
(i)	Exchange and Cancellation of Exercised Warrants	19
(j)	Replacement Certificates	20
(k)	Registered Holders; Certain Rights with Respect to Global Certificates	21
(l)	Cancellation	21
(m)	Warrants Held by the Company or its Affiliates	21
(n)	Outstanding Warrants	21
(o)	CUSIP and ISIN Numbers	22
Section 4.	No Right of Redemption by the Company	22
Section 5.	Exercise of Warrants	22
(a)	Exercise at the Option of the Holders	22
(b)	Exercise Procedures	22
(c)	Settlement Upon Exercise	23
(d)	Strike Price and Warrant Entitlement Adjustments	24
(e)	Voluntary Adjustments	36
(f)	Restriction on Exercises	36
(g)	Effect of Common Stock Change Event	38
Section 6.	Certain Provisions Relating to the Issuance of Common Stock	40
(a)	Equitable Adjustments to Prices	40
(b)	Reservation of Shares of Common Stock	40
(c)	Status of Shares of Common Stock; Covenant Regarding Par Value	40
(d)	Taxes Upon Issuance of Common Stock	41
Section 7.	Amendments, Supplements and Waivers	41
(a)	Without the Consent of Holders	41
(b)	With the Consent of Economic Interest Holders	41
(c)	Notice of Amendments, Supplements and Waivers	42
(d)	Revocation, Effect and Solicitation of Consents; Special Record Dates; Etc.	43
(e)	Notations and Exchanges	43
(f)	Warrant Agent to Execute Amendments to Warrant Agreement	43
Section 8.	Calculations	44
(a)	Responsibility; Schedule of Calculations	44
(b)	Calculations Aggregated for Each Holder	44

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- ii - Section 9. The Warrant Agent ...................................................................................................44 (a) Duties of the Warrant Agent ..................................................................................44 (b) Rights of the Warrant Agent ..................................................................................46 (c) No Fiduciary Relationship .....................................................................................46 (d) Individual Rights of the Warrant Agent .................................................................46 (e) Warrant Agent’s Disclaimer ..................................................................................47 (f) Opinions ................................................................. Error! Bookmark not defined. (g) Compensation and Indemnity ................................................................................47 (h) Replacement of the Warrant Agent ........................................................................48 (i) Successor Warrant Agent by Merger, Etc. .............................................................49 (j) Eligibility; Disqualification ...................................................................................49 Section 10. Miscellaneous ...........................................................................................................49 (a) Notices ...................................................................................................................49 (b) Delivery of Officer’s Certificate and Opinion of Counsel as to Conditions Precedent .............................................................................................................51 (c) Statements Required in Officer’s Certificate and Opinion of Counsel ..................51 (d) Governing Law; Waiver of Jury Trial ....................................................................51 (e) Submission to Jurisdiction .....................................................................................51 (f) No Adverse Interpretation of Other Agreements ...................................................52 (g) Successors; Benefits of Warrant Agreement ..........................................................52 (h) Force Majeure ........................................................................................................52 (i) Severability ............................................................................................................52 (j) Counterparts ...........................................................................................................52 (k) Table of Contents, Headings, Etc. ..........................................................................52 (l) Withholding Taxes .................................................................................................53 (m) No Other Rights .....................................................................................................53 (n) No Obligation to Purchase Securities of the Company .........................................53 (o) Fees and Expenses .................................................................................................53 (p) Consequential Damages .........................................................................................53 (q) Registration Rights.................................................................................................53 (r) Further Assurances.................................................................................................61 (s) Confidentiality .......................................................................................................61 (t) Registration Rights................................................. Error! Bookmark not defined. (u) Entire Agreement ...................................................................................................61 Exhibits Exhibit A: Form of Warrant Certificate ...................................................................................... A-1 Exhibit B: Form of Restricted Security Legend ..........................................................................B-1 Exhibit C: Form of Global Certificate Legend ............................................................................C-1 Exhibit D: Initial Wire Instructions ............................................................................................ D-1

- 1 - WARRANT AGREEMENT WARRANT AGREEMENT, dated as of June 4, 2026, between Gossamer Bio, Inc., a Delaware corporation, as issuer (the “Company”), and Computershare Inc., a Delaware corporation (“Computershare”), and its affiliate, Computershare Trust Company, N.A., a federally chartered trust company (collectively, with Computershare, the “Warrant Agent”). Each party to this Warrant Agreement (as defined below) agrees as follows for the benefit of the other party and for the equal and ratable benefit of the Holders of the Warrants (as such terms are defined below). Section 1. DEFINITIONS. “Affiliate” has the meaning set forth in Rule 144. “Agent” means the Warrant Agent or any Registrar or Exercise Agent. “Aggregate Strike Price” means, with respect to the Exercise of any Warrant, an amount equal to the product of (a) the Warrant Entitlement on the Exercise Date for such Exercise; and (b) the Strike Price on the Exercise Date for such Exercise; provided, however, that the Aggregate Strike Price will be subject to Section 5(g). “Attribution Parties” means, collectively, the following Persons: (i) any investment vehicle, including any funds, feeder funds, or managed accounts, currently or from time to time after the Initial Issue Date, directly or indirectly managed or advised by the Economic Interest Holder’s investment manager or any of its Affiliates or principals, (ii) any direct or indirect Affiliates of the Economic Interest Holder or any of the foregoing, (iii) any person acting or who could be deemed to be acting as a Section 13(d) “group” together with the Economic Interest Holder or any Attribution Parties and (iv) any other persons whose beneficial ownership of the Common Stock would or could be aggregated with the Economic Interest Holder’s and/or any other Attribution Parties for purposes of Section 13(d) or Section 16 of the Exchange Act. For clarity, the purpose of this definition is to subject collectively the Economic Interest Holder and all other Attribution Parties to the Beneficial Ownership Limitation. “Bankruptcy Law” means Title 11, United States Code, or any similar U.S. federal or state or non-U.S. law for the relief of debtors. “Beneficial Ownership Limitation” has the meaning set forth in Section 5(f)(i). “Board of Directors” means the Company’s board of directors or a committee of such board duly authorized to act on behalf of such board. “Business Day” means any day other than a Saturday, a Sunday or any day on which the Federal Reserve Bank of New York is authorized or required by law or executive order to close or be closed. “Capital Stock” of any Person means any and all shares of, interests in, rights to purchase,

- 2 - warrants or options for, participations in, or other equivalents of, in each case however designated, the equity of such Person, but excluding any debt securities convertible into such equity. “Certificate” means a Physical Certificate or a Global Certificate. “Certificate of Incorporation” means the Company’s amended and restated Certificate of Incorporation, as the same may be further amended, supplemented or restated. “Close of Business” means 5:00 p.m., New York City time. “Common Stock” means the common stock, $0.0001 par value per share, of the Company, subject to Section 5(g). “Common Stock Change Event” has the meaning set forth in Section 5(g)(i). “Company” means Gossamer Bio, Inc., a Delaware corporation. “Daily VWAP” means the per share volume-weighted average price as displayed under the heading “Bloomberg VWAP” on Bloomberg page “GOSS <equity> AQR” (or its equivalent successor if such page is not available) in respect of the period from the scheduled open of trading until the scheduled close of trading of the primary trading session on such VWAP Trading Day (or if such volume-weighted average price is unavailable, the market value of one share of the Common Stock on such VWAP Trading Day determined, using a volume-weighted average method, by a nationally recognized independent investment banking firm retained for this purpose by the Company). The “Daily VWAP” will be determined without regard to after-hours trading or any other trading outside of the regular trading session trading hours. “Degressive Issuance” has the meaning set forth in Section 5(d)(i)(6). “Depositary” means The Depository Trust Company or its successor. “Depositary Participant” means any member of, or participant in, the Depositary. “Depositary Procedures” means, with respect to any Exercise, transfer, exchange or other transaction involving a Global Certificate representing any Warrants, or any beneficial interest in such Global Certificate, the rules and procedures of the Depositary applicable to such Exercise, transfer, exchange or transaction. “Economic Interest Holder” means (i) with respect to any Physical Certificate, the holder thereof and (ii) with respect to any Global Certificate, the person holding a beneficial interest therein through an account with a depositary participant (or similar arrangement).

- 3 - “Effective Price” has the following meaning with respect to the issuance or sale of any shares of Common Stock or any Equity-Linked Securities: (a) in the case of the issuance or sale of shares of Common Stock, the value of the consideration received or receivable by the Company for such shares, expressed as an amount per share of Common Stock; and (b) in the case of the issuance or sale of any Equity-Linked Securities, an amount equal to a fraction whose: (i) numerator is equal to the sum, without duplication, of (x) the value of the aggregate consideration received or receivable by the Company for the issuance or sale of such Equity-Linked Securities; and (y) the value of the minimum aggregate additional consideration, if any, payable to purchase or otherwise acquire shares of Common Stock pursuant to such Equity-Linked Securities; and (ii) denominator is equal to the maximum number of shares of Common Stock underlying such Equity-Linked Securities; provided, however, that: (w) for purposes of this definition, (i) the value of consideration received or receivable by the Company shall be determined without deduction of any customary underwriting or similar commissions, reasonable compensation or reasonable concessions paid or allowed by the Company in connection with such issue or sale and without deduction of any reasonable and documented expenses payable by the Company, (ii) to the extent any such consideration consists of property other than cash, the value of such property shall be its fair market value as determined in good faith by the Board of Directors, and (iii) if shares of Common Stock or Equity-Linked Securities are issued or sold together with other capital stock or securities or other assets of the Company for a consideration that covers both, the Board of Directors shall determine in good faith the portion of the consideration so received to be allocable to such shares of Common Stock or Equity- Linked Securities; (x) for purposes of clause (b) above, if such minimum aggregate consideration, or such maximum number of shares of Common Stock, is not determinable at the time such Equity-Linked Securities are issued or sold, then (1) the initial consideration payable under such Equity-Linked Securities, or the initial number of shares of Common Stock underlying such Equity-Linked Securities, as applicable, will be used; and (2) at each time thereafter when such amount of consideration or number of shares becomes determinable or is otherwise adjusted (other than pursuant to the “anti-dilution” provisions set forth in Section 5(d)(i)(1), Section 5(d)(i)(2), Section 5(d)(i)(3), Section 5(d)(i)(4) and Section 5(d)(i)(5)), there will be deemed to occur, for purposes of Section 5(d)(i)(6) and without affecting any prior adjustments theretofore made to the Strike Price, an issuance of additional Equity-Linked Securities;

- 4 - (y) for purposes of clause (b) above, the surrender, extinguishment, maturity or other expiration of any such Equity-Linked Securities will be deemed not to constitute consideration payable to purchase or otherwise acquire shares of Common Stock pursuant to such Equity-Linked Securities; and (z) the “value” of any such consideration will be the fair value thereof, as of the date such shares or Equity-Linked Securities, as applicable, are issued or sold, determined in good faith by the Board of Directors (or, in the case of cash denominated in U.S. dollars, the face amount thereof). “Equity-Linked Securities” means any rights, options, warrants or other securities to purchase or otherwise acquire (including upon any exchange, conversion or other exercise of any securities or other instruments, and whether immediately, during specified times, upon the satisfaction of any conditions or otherwise) any shares of Common Stock. “Ex-Dividend Date” means, with respect to an issuance, dividend or distribution on the Common Stock, the first date on which shares of Common Stock trade on the applicable exchange or in the applicable market, regular way, without the right to receive such issuance, dividend or distribution (including pursuant to due bills or similar arrangements required by the relevant stock exchange). For the avoidance of doubt, any alternative trading convention on the applicable exchange or market in respect of the Common Stock under a separate ticker symbol or CUSIP number will not be considered “regular way” for this purpose. “Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended. “Exchange Offer” means the Company’s offer to exchange any and all of its Existing Notes that commenced on May 18, 2026. “Exempt Issuance” means (i) the Company’s issuance or grant of shares of Common Stock, Equity-Linked Securities, options to purchase shares of Common Stock or other equity awards to employees, directors or consultants of the Company or any of its Subsidiaries pursuant to the plans that have been approved by a majority of the independent members of the Board of Directors or that exist as of the Initial Issue Date; (ii) the Company’s issuance of shares of Common Stock upon the exercise, exchange or conversion of any securities that are exercisable or exchangeable for, or convertible into, shares of Common Stock and are outstanding as of the Initial Issue Date or issued pursuant to the Exchange Offer, including any New Notes; provided that such exercise, exchange or conversion is effected pursuant to the terms of such securities as in effect on, or as described in the materials related to the Exchange Offer as of the Initial Issue Date; (iii) the Company’s issuance of shares of Common Stock or any options or convertible securities issued in connection with a merger or other business combination or an acquisition of the securities or assets of another Person, business unit, division or business, other than in connection with the broadly marketed offering and sale of Common Stock or Equity-Linked Securities for third-party financing of such transaction; (iv) the Company’s issuance of shares of Common Stock upon negotiated exchanges for the New Notes or the Existing Notes; and (v) on or prior to December 31, 2026, the Company’s issuance of shares of Common Stock or Equity-Linked Securities for consideration in one or more bona fide third-party financing transactions with net proceeds in an

- 5 - aggregate amount not exceeding one hundred fifty million dollars ($150,000,000). For purposes of this definition, “consultant” means a consultant that may participate in an “employee benefit plan” in accordance with the definition of such term in Rule 405 under the Securities Act. “Exercise” has the meaning set forth in Section 5(a)(i). The terms “Exercised” and “Exercisable” will have a meaning correlative to the foregoing. “Exercise Agent” has the meaning set forth in Section 3(f)(i). “Exercise Consideration” means, with respect to the Exercise of any Warrant, the type and amount of consideration payable to settle such Exercise, determined in accordance with Section 5. “Exercise Date” means, with respect to the Exercise of any Warrant, the first Business Day on which the requirements set forth in Section 5(b)(i) for such Exercise are satisfied. “Exercise Notice” means a notice substantially in the form of the “Exercise Notice” set forth in Exhibit A. “Exercise Period” means the period from, and including, December 3, 2026, to, and including, the Exercise Period Expiration Date. “Exercise Period Expiration Date” means June 4, 2031. “Exercise Share” means any share of Common Stock issued or issuable upon Exercise of any Warrant. “Existing Notes” means the Company’s 5.00% Convertible Senior Notes due 2027. “Final Settlement Date” means the final date of settlement of the Exchange Offer. A “Fundamental Change” will be deemed to have occurred at the time after the Initial Issue Date if any of the following occurs: (1) a “person” or “group” within the meaning of Section 13(d) of the Exchange Act, other than the Company, its wholly owned subsidiaries and their respective employee benefit plans, files a Schedule TO or any schedule, form or report under the Exchange Act disclosing that such person or group has become the direct or indirect “beneficial owner,” as defined in Rule 13d-3 under the Exchange Act, of Common Stock representing more than 50% of the voting power of Common Stock; (2) the consummation of: (A) any recapitalization, reclassification or change of the Common Stock (other than changes resulting from a subdivision or combination) as a result of which the Common Stock would be converted into, or exchanged for, stock, other securities, other property or assets; (B) any transaction or series of related transactions (whether by means of merger, consolidation, share

- 6 - exchange, combination, acquisition, liquidation or otherwise) in connection with which the Common Stock will be converted into, acquired for, or will constitute solely the right to receive, cash, securities or other property or assets; or (C) any sale, lease or other transfer in one transaction or a series of transactions of all or substantially all of the consolidated assets of the Company and its subsidiaries, taken as a whole, to any person other than the Company or one of its wholly owned subsidiaries; provided, however, that a transaction described in clause (A) or (B) in which the holders of all classes of the Company’s common equity immediately prior to such transaction own, directly or indirectly, more than 50% of all classes of common equity of the continuing or surviving corporation or transferee or the direct or indirect parent thereof immediately after such transaction in the same proportions vis-à-vis each other as immediately prior to such transaction will not be a Fundamental Change pursuant to this clause (2); (3) the Company’s shareholders approve any plan or proposal for the liquidation or dissolution of the Company; or (4) the Common Stock ceases to be listed on (A) for so long as the Existing Notes remain outstanding, any of The Nasdaq Global Select Market, The Nasdaq Global Market or The New York Stock Exchange (or any of their respective successors) and (B) thereafter, the exchanges in clause (A) as well as NYSE American and the Nasdaq Capital Market (or any of their respective successors). A transaction or transactions described in clause (1) or clause (2) above will not constitute a Fundamental Change, however, if at least 90% of the consideration received or to be received by the Company’s common shareholders, excluding cash payments for fractional shares and cash payments made in respect of dissenters’ statutory appraisal rights, in connection with such transaction or transactions consists of shares of Common Stock that are listed or quoted (or depositary receipts representing shares of Common Stock, which depositary receipts are listed or quoted) on any of The Nasdaq Global Select Market, The Nasdaq Global Market, The New York Stock Exchange, The NYSE American or the Nasdaq Capital Market (or any of their respective successors) or will be so listed or quoted when issued or exchanged in connection with such transaction or transactions. If any transaction in which the Common Stock is replaced by the securities of another entity occurs, following the effective date of such transaction, references to the Company in the definition of “Fundamental Change” above will instead be references to such other entity. For purposes of the definition of “Fundamental Change” above, any transaction that constitutes a Fundamental Change pursuant to both clause (1) and clause (2) (excluding the proviso to such clause (2)) of such definition will be deemed to be a Fundamental Change solely under clause (2) of such definition (subject to such proviso). “Global Certificate” means any certificate representing any Warrant(s), which certificate is substantially in the form set forth in Exhibit A, registered in the name of the Depositary or its nominee, duly executed by the Company and countersigned by the Warrant Agent, and deposited with the Warrant Agent, as custodian for the Depositary.

- 7 - “Global Certificate Legend” means a legend substantially in the form set forth in Exhibit C. “Holder” means a person in whose name any Warrant is registered on the Registrar’s books. “Initial Issue Date” means June 4, 2026. “Initial Strike Price” means the greater of (i) $0.34 and (ii) an amount equal to one hundred and twenty five percent (125%) of the Reference Price. “Initial Warrants” has the meaning set forth in Section 3(a). “Last Reported Sale Price” of the Common Stock for any Trading Day means the closing sale price per share (or, if no closing sale price is reported, the average of the last bid price and the last ask price per share or, if more than one in either case, the average of the average last bid prices and the average last ask prices per share) of the Common Stock on such Trading Day as reported in composite transactions for the principal U.S. national or regional securities exchange on which the Common Stock is then listed. If the Common Stock is not listed on a U.S. national or regional securities exchange on such Trading Day, then the Last Reported Sale Price will be the last quoted bid price per share of Common Stock on such Trading Day in the over-the-counter market as reported by OTC Markets Group Inc. or a similar organization. If the Common Stock is not so quoted on such Trading Day, then the Last Reported Sale Price will be the average of the mid- point of the last bid price and the last ask price per share of Common Stock on such Trading Day from a nationally recognized independent investment banking firm the Company selects. “Market Disruption Event” means (a) a failure by the primary U.S. national or regional securities exchange or market on which the Common Stock is listed or admitted for trading to open for trading during its regular trading session or (b) the occurrence or existence prior to 1:00 p.m., New York City time, on any scheduled trading day for the Common Stock for more than one half- hour period in the aggregate during regular trading hours of any suspension or limitation imposed on trading (by reason of movements in price exceeding limits permitted by the relevant stock exchange or otherwise) in the Common Stock or in any options contracts or futures contracts relating to the Common Stock, provided, for the avoidance of doubt, that any activation or application of Rule 201 of Regulation SHO shall not, in and of itself, constitute a market disruption event, except to the extent it results in an exchange-imposed trading halt or suspension. “New Notes ” means the Company’s 7.50% Convertible Senior Secured First Lien Notes due 2030. “Officer” means the Chairman of the Board of Directors, the Chief Executive Officer, the President, the Chief Operating Officer, the Chief Financial Officer, the Treasurer, any Assistant Treasurer, the Controller, the Secretary or any Vice-President of the Company. “Officer’s Certificate” means a certificate that is signed on behalf of the Company by one (1) of its Officers and that meets the requirements of Section 10(c).

- 8 - “Open of Business” means 9:00 a.m., New York City time. “Opinion of Counsel” means an opinion, from legal counsel (including an employee of, or counsel to, the Company or any of its Subsidiaries) reasonably acceptable to the Warrant Agent, that meets the requirements of Section 10(c), subject to customary qualifications and exclusions. “Person” or “person” means any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization or government or other agency or political subdivision thereof. Any division or series of a limited liability company, limited partnership or trust will constitute a separate “person” under this Warrant Agreement. “Physical Certificate” means any certificate (other than a Global Certificate) representing any Warrant(s), which certificate is substantially in the form set forth in Exhibit A, registered in the name of the Holder of such Warrant(s) and duly executed by the Company and countersigned by the Warrant Agent. “Record Date” means, with respect to any dividend or distribution on, or issuance to holders of, Common Stock, the date fixed (whether by law, contract or the Board of Directors or otherwise) to determine the holders of Common Stock that are entitled to such dividend, distribution or issuance. “Reference Price” will equal the greater of (i) $0.17 and (ii) the lower of (x) $0.34 and (y) the average of the Daily VWAPs for the seven consecutive VWAP Trading Days beginning on, and including, the VWAP Trading Day immediately following the Final Settlement Date. “Reference Property” has the meaning set forth in Section 5(g)(i). “Reference Property Unit” has the meaning set forth in Section 5(g)(i). “Register” has the meaning set forth in Section 3(f)(ii). “Registrar” has the meaning set forth in Section 3(f)(i). “Requisite Shareholder Approval Date” means the date the Company obtains (i) the stockholder approval contemplated by Nasdaq 5635 with respect to the issuance of shares of Common Stock upon Exercise of the Warrants and (ii) stockholder approval to amend its Certificate of Incorporation to increase the number of authorized shares of Common Stock. “Restricted Security Legend” means a legend substantially in the form set forth in Exhibit B. “Rule 144” means Rule 144 under the Securities Act (or any successor rule thereto), as the same may be amended from time to time.

- 9 - “SEC” means the U.S. Securities and Exchange Commission. “Securities Act” means the U.S. Securities Act of 1933, as amended. “Security” means any Warrant or Exercise Share. “Specified Courts” has the meaning set forth in Section 10(e). “Spin-Off” has the meaning set forth in Section 5(d)(i)(3)(B). “Spin-Off Valuation Period” has the meaning set forth in Section 5(d)(i)(3)(B). “Strike Price” initially means the Initial Strike Price per share of Common Stock; provided, however, that the Strike Price is subject to adjustment pursuant to Sections 5(d) and 5(e). Each reference in this Warrant Agreement or any Certificate to the Strike Price as of a particular date without setting forth a particular time on such date will be deemed to be a reference to the Strike Price immediately after the Close of Business on such date. “Subsidiary” means, with respect to any Person, (a) any corporation, association or other business entity (other than a partnership or limited liability company) of which more than fifty percent (50%) of the total voting power of the Capital Stock entitled (without regard to the occurrence of any contingency, but after giving effect to any voting agreement or stockholders’ agreement that effectively transfers voting power) to vote in the election of directors, managers or trustees, as applicable, of such corporation, association or other business entity is owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of such Person; and (b) any partnership or limited liability company where (x) more than fifty percent (50%) of the capital accounts, distribution rights, equity and voting interests, or of the general and limited partnership interests, as applicable, of such partnership or limited liability company are owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of such Person, whether in the form of membership, general, special or limited partnership or limited liability company interests or otherwise; and (y) such Person or any one or more of the other Subsidiaries of such Person is a controlling general partner of, or otherwise controls, such partnership or limited liability company. “Successor Person” has the meaning set forth in Section 5(g)(iii). “Tender/Exchange Offer Expiration Date” has the meaning set forth in Section 5(d)(i)(5). “Tender/Exchange Offer Expiration Time” has the meaning set forth in Section 5(d)(i)(5). “Tender/Exchange Offer Valuation Period” has the meaning set forth in Section 5(d)(i)(5). “Trading Day” means any day on which (a) trading in the Common Stock generally occurs

- 10 - on the principal U.S. national or regional securities exchange on which the Common Stock is then listed or, if the Common Stock is not then listed on a U.S. national or regional securities exchange, on the principal other market on which the Common Stock is then traded; and (b) there is no Market Disruption Event. If the Common Stock is not so listed or traded, then “Trading Day” means a Business Day. “Transfer-Restricted Security” means any Security that constitutes a “restricted security” (as defined in Rule 144); provided, however, that such Security will cease to be a Transfer- Restricted Security upon the earliest to occur of the following events: (a) such Security is sold or otherwise transferred to a Person (other than the Company or an Affiliate of the Company) pursuant to a registration statement that was effective under the Securities Act at the time of such sale or transfer; (b) such Security is sold or otherwise transferred to a Person (other than the Company or an Affiliate of the Company) pursuant to an available exemption (including Rule 144) from the registration and prospectus-delivery requirements of, or in a transaction not subject to, the Securities Act and, immediately after such sale or transfer, such Security ceases to constitute a “restricted security” (as defined in Rule 144); and (c) such Security is eligible for resale, by a Person that is not an Affiliate of the Company and that has not been an Affiliate of the Company during the immediately preceding three (3) months, pursuant to Rule 144 without any limitations thereunder as to volume, manner of sale, availability of current public information or notice. “VWAP Trading Day” means a day on which (a) there is no Market Disruption Event and (b) trading in the Common Stock generally occurs on The Nasdaq Global Select Market or, if the Common Stock is not then listed on The Nasdaq Global Select Market, on the principal other U.S. national or regional securities exchange on which the Common Stock is then listed or, if the Common Stock is not then listed on a U.S. national or regional securities exchange, on the principal other market on which the Common Stock is then listed or admitted for trading. If the Common Stock is not so listed or admitted for trading, “VWAP Trading Day” means a Business Day. “Warrant” means each warrant issued by the Company pursuant to, and having the terms, and conferring to the Holders thereof the rights, set forth in, this Warrant Agreement. Subject to the terms of this Warrant Agreement, each Warrant will be Exercisable at the Strike Price for a number of shares of Common Stock equal to the Warrant Entitlement. “Warrant Agent” means the Person named as such in the first paragraph of this Warrant Agreement until a successor replaces it in accordance with the provisions of this Warrant Agreement and, thereafter, means such successor. “Warrant Agreement” means this Warrant Agreement, as amended or supplemented from time to time. “Warrant Entitlement” initially means 1.0000 share of Common Stock per Warrant; provided, however, that the Warrant Entitlement is subject to adjustment pursuant to Sections 5(d)

- 11 - and 5(e). Each reference in this Warrant Agreement or any Certificate to the Warrant Entitlement as of a particular date without setting forth a particular time on such date will be deemed to be a reference to the Warrant Entitlement immediately after the Close of Business on such date. Section 2. RULES OF CONSTRUCTION. For purposes of this Warrant Agreement: (a) “or” is not exclusive; (b) “including” means “including without limitation”; (c) “will” expresses a command; (d) the “average” of a set of numerical values refers to the arithmetic average of such numerical values; (e) a merger involving, or a transfer of assets by, a limited liability company, limited partnership or trust will be deemed to include any division of or by, or an allocation of assets to a series of, such limited liability company, limited partnership or trust, or any unwinding of any such division or allocation; (f) words in the singular include the plural and in the plural include the singular, unless the context requires otherwise; (g) “herein,” “hereof” and other words of similar import refer to this Warrant Agreement as a whole and not to any particular Section or other subdivision of this Warrant Agreement, unless the context requires otherwise; (h) references to currency mean the lawful currency of the United States of America, unless the context requires otherwise; and (i) the exhibits, schedules and other attachments to this Warrant Agreement are deemed to form part of this Warrant Agreement. Section 3. THE WARRANTS. (a) Original Issuance of Warrants. On the Initial Issue Date, there will be originally issued an aggregate of one hundred thirty-five million seven hundred eighty-nine thousand (135,789,000) Warrants, which Warrants will be initially registered in the name of Cede & Co. Warrants issued pursuant to this Section 3(a), and any Warrants issued in exchange therefor or in substitution thereof, are referred to in this Warrant Agreement as the “Initial Warrants.” (b) Additional Warrants. The Company may, subject to the provisions of this Warrant Agreement (including Section 3(d)), originally issue additional Warrants with the same terms as the Initial Warrants, which additional Warrants will, subject to the foregoing, be considered to be part of the same series of, and rank equally and ratably with all other Warrants issued under this Warrant Agreement; provided, however, that if any such additional Warrants are not fungible, for federal securities laws purposes, with other Warrants issued under this Warrant Agreement and

- 12 - assigned a CUSIP number, then such additional Warrants will be identified by a separate CUSIP number or by no CUSIP number. All Warrants issued pursuant to this Warrant Agreement will be equally and ratably entitled to the benefits of this Warrant Agreement, without preference or priority. (c) Form, Dating and Denominations. (i) Form and Date of Certificates Representing Warrants. Each Certificate representing any Warrant will (1) be substantially in the form set forth in Exhibit A; (2) bear the legends required by Section 3(g) and may bear notations, legends or endorsements required by law, stock exchange rule or usage or the Depositary; and (3) be dated as of the date it is countersigned by the Warrant Agent. (ii) Global Certificates; Physical Certificates. The Warrants will be initially issued in the form of one or more Global Certificates. Global Certificates may be exchanged for Physical Certificates, and Physical Certificates may be exchanged for Global Certificates, only as provided in Section 3(h). (iii) Appointment of Depositary. If any Warrant is admitted to the book-entry clearance and settlement facilities of any electronic depositary, then, notwithstanding anything to the contrary in this Warrant Agreement, (x) each reference in this Warrant Agreement to the delivery of, or payment on, such Warrant, or the delivery of any related notice or demand, will be deemed to be satisfied to the extent the applicable procedures of such depositary governing such delivery or payment, as applicable, are satisfied; and (y) the Company will appoint a Registrar who will also act as such depositary’s custodian for all Warrant(s) so admitted to such depositary’s clearance and settlement facilities. (iv) No Bearer Certificates; Denominations. The Warrants will be issued only in registered form and only in denominations equal to whole numbers of Warrants. (v) Registration Numbers. Each Certificate representing any Warrant(s) will bear a unique registration number that is not affixed to any other Certificate representing any other outstanding Warrant. (d) Execution, Countersignature and Delivery. (i) Due Execution by the Company. A duly authorized Officer will sign each Certificate representing any Warrant(s) on behalf of the Company by manual or facsimile signature. The validity of any Warrant will not be affected by the failure of any Officer whose signature is on any Certificate representing such Warrant to hold, at the time such Certificate is countersigned by the Warrant Agent, the same or any other office at the Company. (ii) Countersignature by Warrant Agent. No Warrant will be valid until the Certificate representing it is countersigned by the Warrant Agent. Each Certificate will be deemed to be duly countersigned only when an authorized signatory of the Warrant Agent (or a duly appointed agent thereof) manually signs the countersignature block set forth in such Certificate.

- 13 - (e) Method of Payment. (i) Method of Payment. (1) Global Certificates. The Company will cause all cash amounts due on any Warrant represented by a Global Certificate to be paid by wire transfer of immediately available funds. (2) Physical Certificates. The Company will cause all cash amounts due on any Warrant(s) represented by a Physical Certificate to be paid as follows: (A) if the number of Warrants represented by such Physical Certificate is at least five million (5,000,000) (or such lower amount as the Company may choose in its sole and absolute discretion) and the Holder of such Warrant(s) entitled to the applicable cash amount has delivered to the Company or the Exercise Agent, no later than the Close of Business on the date that is fifteen (15) calendar days immediately before the date payment of such cash amount is due, a written request to receive payment by wire transfer to an account of such Holder within the United States, by wire transfer of immediately available funds to such account; provided, however, that such written request may instead be included in the related Exercise Notice, if applicable; and (B) in all other cases, by check mailed to the address of such Holder set forth in the Register. (f) Registrar and Exercise Agent. (i) Generally. The Company will maintain (1) an office or agency in the continental United States where Warrants may be presented for registration of transfer or for exchange (the “Registrar”); and (2) an office or agency in the continental United States where Warrants may be presented for Exercise (the “Exercise Agent”). If the Company fails to maintain a Registrar or Exercise Agent, then the Warrant Agent will act as such. For the avoidance of doubt, the Company or any of its Subsidiaries may act as Registrar or Exercise Agent. Notwithstanding anything to the contrary in this Section 3(f)(i) or in Section 3(f)(iii), each of the Registrar and Exercise Agent with respect to any Warrant represented by a Global Certificate must at all times be a Person that is eligible to act in that capacity under the Depositary Procedures. (ii) Duties of the Registrar. The Company will cause the Registrar to keep a record (the “Register”) of the names and addresses of the Holders, the number of Warrants held by each Holder and the transfer, exchange and Exercise of the Warrants. Absent manifest error, the entries in the Register will be conclusive and the Company and each Agent may treat each Person whose name is recorded as a Holder in the Register as a Holder for all purposes. The Register will be in written form or in any form capable of being converted into written form reasonably promptly. The Registrar will provide a copy of the Register to any Holder upon its request as soon as reasonably practicable.

- 14 - (iii) Co-Agents; Company’s Right to Appoint Successor Agents. The Company may appoint one or more co-Registrars and co-Exercise Agents, each of whom will be deemed to be a Registrar or Exercise Agent, as applicable, under this Warrant Agreement. Subject to Section 3(f)(i), the Company may change the Warrant Agent (subject to, and in compliance with, Section 9(h)) or any Registrar or Exercise Agent (including appointing itself or any of its Subsidiaries to act as a Registrar or Exercise Agent) without notice to any Holder; provided, however, that the Company will not remove a Person acting as Warrant Agent under this Warrant Agreement until and unless a successor has been appointed and has accepted such appointment. Upon the request of any Holder, the Company will notify such Holder of the name and address of each Agent or co-Agent. (iv) Initial Appointments. The Company appoints the Warrant Agent as the initial Registrar and the initial Exercise Agent. (g) Legends. (i) Global Certificate Legend. Each Global Certificate will bear the Global Certificate Legend (or any similar legend, not inconsistent with this Warrant Agreement, required by the Depositary for such Global Certificate). (ii) Restricted Security Legend. (1) each Certificate representing any Warrant that is a Transfer- Restricted Security will bear the Restricted Security Legend; and (2) if any Warrant (such Warrant being referred to as the “new Warrant” for purposes of this Section 3(g)(ii)(2)) is issued in exchange for, or in substitution of, other Warrant(s), or to effect the Exercise of less than all of the Warrants represented by any Certificate (such other Warrant(s) or Exercised Warrant(s), as applicable, being referred to as the “old Warrant(s)” for purposes of this Section 3(g)(ii)(2)), including pursuant to Section 3(h)(ii), 3(h)(iii), 3(i) or 3(j), then the Certificate representing such new Warrant will bear the Restricted Security Legend if the Certificate representing such old Warrant(s) bore the Restricted Security Legend at the time of such exchange or substitution, or on the related Exercise Date with respect to such Exercise, as applicable; provided, however, that the Certificate representing such new Warrant need not bear the Restricted Security Legend if such new Warrant does not constitute a Transfer-Restricted Security immediately after such exchange or substitution, or as of such Exercise Date, as applicable. (iii) Other Legends on Certificates. The Certificate representing any Warrant may bear any other legend or text, not inconsistent with this Warrant Agreement, as may be required by applicable law or by any securities exchange or automated quotation system on which such Warrant is traded or quoted or as may be otherwise reasonably determined by the Company to be appropriate. (iv) Acknowledgement and Agreement by the Holders. A Holder’s acceptance of any Warrant represented by a Certificate bearing any legend required by this Section 3(g) will constitute such Holder’s acknowledgement of, and agreement to comply with, the

- 15 - restrictions set forth in such legend. (v) Legends on Exercise Shares. (1) Each Exercise Share will bear a legend substantially to the same effect as the Restricted Security Legend; provided, however, that such Exercise Share need not bear such a legend if the Company determines, in its reasonable discretion, that such Exercise Share need not bear such a legend. (2) Notwithstanding anything to the contrary in Section 3(g)(v)(1), an Exercise Share need not bear a legend pursuant to Section 3(g)(v)(1) if such Exercise Share is issued in an uncertificated form that does not permit affixing legends thereto, provided the Company takes measures (including, if applicable, the assignment thereto of a “restricted” CUSIP number) that it reasonably deems appropriate to enforce the transfer restrictions referred to in such legend. (h) Transfers and Exchanges; Transfer Taxes; Certain Transfer Restrictions. (i) Provisions Applicable to All Transfers and Exchanges. (1) Generally. Subject to this Section 3(h), any Warrant(s) represented by a Physical Certificate, and beneficial interests in Global Certificates representing any Warrant(s), may be transferred or exchanged from time to time and the Company will cause the Registrar to record each such transfer or exchange in the Register. (2) No Services Charge; Transfer Taxes. The Company and the Agents will not impose any service charge on any Holder for any transfer, exchange or Exercise of any Warrant, but the Company, the Warrant Agent, the Registrar and the Exercise Agent may require payment of a sum sufficient to cover any transfer tax or similar governmental charge that may be imposed in connection with any transfer, exchange or Exercise of any Warrant, other than exchanges pursuant to Section 3(i) or Section 7(e) not involving any transfer. (3) No Transfers or Exchanges of Fractional Warrants. Notwithstanding anything to the contrary in this Warrant Agreement, all transfers or exchanges of Warrants must be in an amount representing a whole number of Warrants, and no fractional Warrant may be transferred or exchanged. (4) Legends. Each Certificate representing any Warrant that is issued upon transfer of, or in exchange for, another Warrant will bear each legend, if any, required by Section 3(g). (5) Settlement of Transfers and Exchanges. Upon satisfaction of the requirements of this Warrant Agreement to effect a transfer or exchange of any Warrant, the Company will cause such transfer or exchange to be effected as soon as reasonably practicable but in no event later than the second (2nd) Business Day after the date of such satisfaction.

- 16 - (6) Exchanges to Remove Transfer Restrictions. For the avoidance of doubt, and subject to the terms of this Warrant Agreement, as used in this Section 3(h), an “exchange” of a Certificate includes (x) an exchange effected for the sole purpose of removing any Restricted Security Legend affixed to such Certificate; and (y) if such Certificate is identified by a “restricted” CUSIP number, an exchange effected for the sole purpose of causing such Certificate to be identified by an “unrestricted” CUSIP number. (ii) Transfers and Exchanges of Warrants Represented by Global Certificates. (1) Subject to the immediately following sentence, no Warrant represented by a Global Certificate may be transferred or exchanged in whole except (x) by the Depositary to a nominee of the Depositary; (y) by a nominee of the Depositary to the Depositary or to another nominee of the Depositary; or (z) by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary. No Warrant represented by a Global Certificate may be transferred to, or exchanged for, any Warrant represented by one or more Physical Certificates; provided, however, that a Global Certificate will be exchanged, pursuant to customary procedures, for one or more Physical Certificates if: (A) (x) the Depositary notifies the Company, the Warrant Agent or the Registrar that the Depositary is unwilling or unable to continue as Depositary for such Global Certificate or (y) the Depositary ceases to be a “clearing agency” registered under Section 17A of the Exchange Act and, in each case, the Company fails to appoint a successor Depositary within ninety (90) days of such notice or cessation; or (B) the Company, in its sole discretion, permits the exchange of any beneficial interest in such Global Certificate for Warrant(s) represented by one or more Physical Certificates at the request of the owner of such beneficial interest. (2) Upon satisfaction of the requirements of this Warrant Agreement to effect a transfer or exchange of any Warrant(s) represented by a Global Certificate: (A) the Company will cause the Registrar to reflect any resulting decrease of the number of Warrants represented by such Global Certificate by notation on the “Schedule of Exchanges of Interests in the Global Certificate” forming part of such Global Certificate (and, if such notation results in such Global Certificate representing zero Warrants, then the Company may (but is not required to) instruct the Registrar to cancel such Global Certificate pursuant to Section 3(l)); (B) if required to effect such transfer or exchange, then the Company will cause the Registrar to reflect any resulting increase of the number of Warrants represented by any other Global Certificate by notation on the “Schedule of Exchanges of Interests in the Global Certificate”

- 17 - forming part of such other Global Certificate; (C) if required to effect such transfer or exchange, then the Company will issue, execute and deliver, and cause the Warrant Agent to countersign, in each case in accordance with Section 3(d), a new Global Certificate bearing each legend, if any, required by Section 3(g); and (D) if the Warrant(s) represented by such Global Certificate, or any beneficial interest therein, is to be exchanged for Warrant(s) represented by one or more Physical Certificates, then the Company will issue, execute and deliver, and cause the Warrant Agent to countersign, in each case in accordance with Section 3(d), one or more Physical Certificates that (x) each represent a whole number of Warrants and, in the aggregate, represent a total number of Warrants equal to the number of Warrants represented by such Global Certificate that are to be so exchanged; (y) are registered in such name(s) as the Depositary specifies (or as otherwise determined pursuant to customary procedures); and (z) bear each legend, if any, required by Section 3(g). (3) Each transfer or exchange of a beneficial interest in any Global Certificate will be made in accordance with the Depositary Procedures. (iii) Transfers and Exchanges of Warrants Represented by Physical Certificates. (1) Subject to this Section 3(h), a Holder of any Warrant(s) represented by a Physical Certificate may (x) transfer any whole number of such Warrant(s) to one or more other Person(s); (y) exchange any whole number of such Warrant(s) for an equal number of Warrants represented by one or more other Physical Certificates; and (z) if then permitted by the Depositary Procedures, transfer any whole number of such Warrant(s) in exchange for a beneficial interest in the same number of Warrants represented by one or more Global Certificates; provided, however, that, to effect any such transfer or exchange, such Holder must: (A) surrender such Physical Certificate representing the Warrant(s) to be transferred or exchanged to the office of the Registrar, together with any endorsements or transfer instruments reasonably required by the Company or the Registrar; and (B) deliver such certificates, documentation or evidence as may be required pursuant to Section 3(h)(iv). (2) Upon the satisfaction of the requirements of this Warrant Agreement to effect a transfer or exchange of any whole number of a Holder’s Warrant(s) represented by a Physical Certificate (such Physical Certificate being referred to as the “old Physical Certificate” for purposes of this Section 3(h)(iii)(2)): (A) such old Physical Certificate will be promptly cancelled pursuant to Section 3(l);

- 18 - (B) if only part of the Warrants represented by such old Physical Certificate is to be so transferred or exchanged, then the Company will issue, execute and deliver, and cause the Warrant Agent to countersign, in each case in accordance with Section 3(d), one or more Physical Certificates that (x) each represent a whole number of Warrants and, in the aggregate, represent a total number of Warrants equal to the number of Warrants represented by such old Physical Certificate not to be so transferred or exchanged; (y) are registered in the name of such Holder; and (z) bear each legend, if any, required by Section 3(g); (C) in the case of a transfer: (I) to the Depositary or a nominee thereof that will hold its interest in the Warrant(s) to be so transferred in the form of one or more Global Certificates, the Company will cause the Registrar to reflect an increase in the number of Warrants represented by one or more existing Global Certificates by notation on the “Schedule of Exchanges of Interests in the Global Certificate” forming part of such Global Certificate(s), which increase(s) are each in whole numbers of Warrants and aggregate to the total number of Warrants to be so transferred, and which Global Certificate(s) bear each legend, if any, required by Section 3(g); provided, however, that if such transfer cannot be so effected by notation on one or more existing Global Certificates (whether because no Global Certificates bearing each legend, if any, required by Section 3(g) then exist, because any such increase will result in any Global Certificate representing a number of Warrants exceeding the maximum number permitted by the Depositary or otherwise), then the Company will issue, execute and deliver, and cause the Warrant Agent to countersign, in each case in accordance with Section 3(d), one or more Global Certificates that (x) each represent a whole number of Warrants and, in the aggregate, represent a total number of Warrants equal to the number of Warrants that are to be so transferred but that are not effected by notation as provided above; and (y) bear each legend, if any, required by Section 3(g); and (II) to a transferee that will hold its interest in the Warrant(s) to be so transferred in the form of one or more Physical Certificates, the Company will issue, execute and deliver, and cause the Warrant Agent to countersign, in each case in accordance with Section 3(d), one or more Physical Certificates that (x) each represent a whole number of Warrants and, in the aggregate, represent a total number of Warrants equal to the number of Warrants to be so transferred; (y) are registered in the name of such transferee; and (z) bear each legend, if any, required by Section 3(g); and

- 19 - (D) in the case of an exchange, the Company will issue, execute and deliver, and cause the Warrant Agent to countersign, in each case in accordance with Section 3(d), one or more Physical Certificates that (x) each represent a whole number of Warrants and, in the aggregate, represent a total number of Warrants equal to the number of Warrants to be so exchanged; (y) are registered in the name of the Person to whom such old Physical Certificate was registered; and (z) bear each legend, if any, required by Section 3(g). (iv) Requirement to Deliver Documentation and Other Evidence. If a Holder of any Warrant that is identified by a “restricted” CUSIP number or is a Transfer-Restricted Security, or that is represented by a Certificate that bears a Restricted Security Legend, requests to: (1) cause such Warrant to be identified by an “unrestricted” CUSIP number; (2) remove such Restricted Security Legend; or (3) register the transfer of such Warrant to the name of another Person, then the Company and the Registrar may refuse to effect such identification, removal or transfer, as applicable, unless there is delivered to the Company and the Registrar such certificates or other documentation or evidence as the Company and the Registrar may reasonably require to determine that such identification, removal or transfer, as applicable, complies with the Securities Act and other applicable securities laws. (v) Transfers of Warrants Subject to Exercise. Notwithstanding anything to the contrary in this Warrant Agreement, the Company and the Registrar will not be required to register the transfer of or exchange any Warrant that has been surrendered for Exercise. (vi) Signature Guarantees. A party requesting transfer of Warrants or Common Stock must provide any evidence of authority that may be required by the Warrant Agent, including but not limited to, a signature guarantee from an eligible guarantor institution participating in a signature guarantee program approved by the Securities Transfer Association. (i) Exchange and Cancellation of Exercised Warrants. (i) Partial Exercises of Physical Certificates. If fewer than all of a Holder’s Warrants represented by a Physical Certificate (such Physical Certificate being referred to as the “old Physical Certificate” for purposes of this Section 3(i)(i)) are Exercised pursuant to Section 5, then, as soon as reasonably practicable after such old Physical Certificate is surrendered for such Exercise, the Company will cause such old Physical Certificate to be exchanged, pursuant and subject to Section 3(h)(iii), for (1) one or more Physical Certificates that each represent a whole number of Warrants and, in the aggregate, represent a total number of Warrants equal to the number of Warrants represented by such old

- 20 - Physical Certificate that are not to be so Exercised and deliver such Physical Certificate(s) to such Holder; and (2) a Physical Certificate representing a whole number of Warrants equal to the number of Warrants represented by such old Physical Certificate that are to be so Exercised, which Physical Certificate will be Exercised pursuant to the terms of this Warrant Agreement; provided, however, that the Physical Certificate referred to in this clause (2) need not be issued at any time after which the Warrant(s) that would otherwise be represented by such Physical Certificate would be deemed to cease to be outstanding pursuant to Section 3(n). (ii) Cancellation of Warrants That Are Exercised. (1) Physical Certificates. If a Holder’s Warrant(s) represented by a Physical Certificate (or any portion thereof that has not theretofore been exchanged pursuant to Section 3(i)(i)) (such Physical Certificate being referred to as the “old Physical Certificate” for purposes of this Section 3(i)(ii)(1)) are Exercised pursuant to Section 5, then, promptly after the later of the time such Warrant(s) are deemed to cease to be outstanding pursuant to Section 3(n) and the time such old Physical Certificate is surrendered for such Exercise, (A) such old Physical Certificate will be cancelled pursuant to Section 3(l); and (B) in the case of a partial Exercise, the Company will issue, execute and deliver to such Holder, and cause the Warrant Agent to countersign, in each case in accordance with Section 3(d), one or more Physical Certificates that (x) each represent a whole number of Warrants and, in the aggregate, represent a total number of Warrants equal to the number of Warrants represented by such old Physical Certificate that are not to be so Exercised; (y) are registered in the name of such Holder; and (z) bear each legend, if any, required by Section 3(g). (2) Global Certificates. If a Holder’s Warrant(s) represented by a Global Certificate (or any portion thereof) are Exercised pursuant to Section 5, then, promptly after the time such Warrant(s) are deemed to cease to be outstanding pursuant to Section 3(n), the Company will cause the Registrar to reflect a decrease of the number of Warrants represented by such Global Certificate in an amount equal to the number of Warrants represented by such Global Certificate that are to be so Exercised by notation on the “Schedule of Exchanges of Interests in the Global Certificate” forming part of such Global Certificate (and, if the number of Warrants represented by such Global Certificate is zero following such notation, cancel such Global Certificate pursuant to Section 3(l)). (j) Replacement Certificates. Warrant Agent shall issue replacement Warrants in a form mutually agreed to by Warrant Agent and the Company for those certificates alleged to have been lost, stolen or destroyed, upon receipt by Warrant Agent of an open penalty surety bond reasonably satisfactory to it and holding it and Company harmless, absent notice to Warrant Agent that such certificates have been acquired by a bona fide purchaser. Warrant Agent may, at its option, issue replacement Warrants for mutilated certificates upon presentation thereof without such indemnity. Every replacement Warrant issued pursuant to this Section 3(j) will, upon such replacement, be deemed to be an outstanding Warrant, entitled to all of the benefits of this Warrant Agreement equally and ratably with all other Warrants then outstanding.

- 21 - (k) Registered Holders; Certain Rights with Respect to Global Certificates Only the Holder of any Warrant(s) will have rights under this Warrant Agreement as the owner of such Warrant(s). Without limiting the generality of the foregoing, Depositary Participants, as such, will have no rights under this Warrant Agreement with respect to the Warrant(s) represented by any Global Certificate held on their behalf by the Depositary or its nominee, or by the Warrant Agent as its custodian, and the Company and the Agents, and their respective agents, may treat the Depositary or its nominee as the absolute owner of the Warrant(s) represented by such Global Certificate for all purposes whatsoever; provided, however, that (i) the Holder of any Warrant represented by any Global Certificate may grant proxies and otherwise authorize any Person, including Depositary Participants and Persons that hold interests in Warrants through Depositary Participants, to take any action that such Holder is entitled to take with respect to the Warrant represented by such Global Certificate under this Warrant Agreement; and (ii) the Company and the Agents, and their respective agents, may give effect to any written certification, proxy or other authorization furnished by the Depositary. (l) Cancellation. The Company may at any time deliver any Warrant to the Registrar for cancellation in accordance with the terms of this Agreement. The Warrant Agent and the Exercise Agent will forward to the Registrar each Warrant duly surrendered to them for transfer, exchange, payment or Exercise. The Company will cause the Registrar to promptly cancel all Warrants so surrendered to it in accordance with its customary procedures. (m) Warrants Held by the Company or its Affiliates. Without limiting the generality of Section 3(n) in determining whether the Holders of the number of Warrants exercisable for the required number of Exercise Shares have concurred in any direction, waiver or consent, Warrants owned by the Company or any of its Affiliates will be deemed not to be outstanding. (n) Outstanding Warrants. (i) Generally. The Warrants that are outstanding at any time will be deemed to be those Warrants that, at such time, have been duly executed by the Company and countersigned by the Warrant Agent, excluding those Warrants that have theretofore been (1) cancelled by the Registrar or delivered to the Registrar for cancellation in accordance with Section 3(l); (2) assigned a number of outstanding Warrants of zero by notation on the “Schedule of Exchanges of Interests in the Global Certificate” forming part of the Global Certificate representing such Warrants; (3) paid or settled in full upon their Exercise in accordance with this Warrant Agreement; or (4) deemed to cease to be outstanding to the extent provided in, and subject to, clause (ii), (iii) or (iv) of this Section 3(n). (ii) Replaced Warrants. If any Certificate representing any Warrant is replaced pursuant to Section 3(j), then such Warrant will cease to be outstanding at the time of such replacement, unless the Warrant Agent, the Registrar and the Company receive proof reasonably satisfactory to them that such Warrant is held by a “bona fide purchaser” under applicable law. (iii) Exercised Warrants. If any Warrant(s) are Exercised, then, at the Close of

- 22 - Business on the Exercise Date for such Exercise (unless there occurs a default in the delivery of the Exercise Consideration due pursuant to Section 5 upon such Exercise): (1) such Warrant(s) will be deemed to cease to be outstanding; and (2) the rights of the Holder(s) of such Warrant(s), as such, will terminate with respect to such Warrant(s), other than the right to receive such Exercise Consideration as provided in Section 5. (iv) Warrants Remaining Unexercised as of the Exercise Period Expiration Date. If any Warrant(s) are otherwise outstanding as of the Close of Business on the Exercise Period Expiration Date, then such Warrant(s) will cease to be outstanding as of immediately after the Close of Business on the Exercise Period Expiration Date. (o) CUSIP and ISIN Numbers. The Company may use one or more CUSIP or ISIN numbers to identify any Warrant(s), and, if so, the Company and the Warrant Agent will use such CUSIP or ISIN number(s) in notices to Holders; provided, however, that (i) the Warrant Agent makes no representation as to the correctness or accuracy of any such CUSIP or ISIN number; and (ii) the effectiveness of any such notice will not be affected by any defect in, or omission of, any such CUSIP or ISIN number. Section 4. NO RIGHT OF REDEMPTION BY THE COMPANY. The Company does not have the right to redeem the Warrants at its election. Section 5. EXERCISE OF WARRANTS. (a) Exercise at the Option of the Holders. (i) Exercise Right; When Warrants May Be Submitted for Exercise. Subject to Section 5(b)(i)(4), and the limitations on exercise in Section 5(f)(i), Holders will have the right to submit all, or any whole number of Warrants that is less than all, of their Warrants for exercise (an “Exercise”) at any time during the Exercise Period. Each Exercise Notice submitted by a Holder may only be submitted on behalf of a single Economic Interest Holder of the Warrants. (ii) Exercises of Fractional Warrants Not Permitted. Notwithstanding anything to the contrary in this Warrant Agreement, in no event will any Holder be entitled to Exercise a number of Warrants that is not a whole number. (b) Exercise Procedures. (i) Requirements for Holders to Exercise Their Exercise Right. (1) Global Certificates. To Exercise a beneficial interest in a Global Certificate, the owner of such beneficial interest must (x) comply with the Depositary Procedures for exercising such beneficial interest (at which time such Exercise will become irrevocable); (y) (subject to Section 5(g) and Section 5(f)(ii)) pay the Aggregate Strike Price for such Exercise in accordance with Section 5(b)(i)(3); and (z) if applicable, pay any documentary or other taxes pursuant to

- 23 - Section 6(d). (2) Physical Certificates. To Exercise any Warrant represented by a Physical Certificate, the Holder of such Warrant must (v) complete, manually sign and deliver to the Exercise Agent an Exercise Notice; (w) deliver such Physical Certificate to the Exercise Agent (at which time such Exercise will become irrevocable); (x) furnish any endorsements and transfer documents that the Company or the Exercise Agent may require; (y) (subject to Section 5(g)) pay the Aggregate Strike Price for such Exercise in accordance with Section 5(b)(i)(3); and (z) if applicable, pay any documentary or other taxes pursuant to Section 6(d). (3) Payment of Strike Price. Subject to Section 5(f)(ii) and Section 5(g), the Holder of an Exercised Warrant will pay the Aggregate Strike Price for such Exercise to the Company in cash, by Federal Funds wire transfer of immediately available funds to the account of the Warrant Agent set forth in Exhibit D hereto (or such other account in the United States as the Warrant Agent may hereafter provide to such Holder pursuant to Section 10(a)) or by certified or official bank check payable to the order of the Warrant Agent and delivered to the Warrant Agent at its principal executive offices in the United States. Such payment will be deemed to have been made on the date such Aggregate Strike Price is actually received by the Warrant Agent (or, in the case of payment by certified or official bank check, on the date the Warrant Agent receives such check at its principal executive offices in the United States). (4) Exercise Permitted only During Business Hours. Warrants may be surrendered for Exercise only after the Open of Business and before the Close of Business on a day that is a Business Day that occurs during the Exercise Period. (ii) When Holders Become Stockholders of Record of the Shares of Common Stock Issuable Upon Exercise. The Person in whose name any share of Common Stock is issuable upon Exercise of any Warrant will be deemed to become the holder (of record or through the facilities of the applicable Depositary, as appliable) of such share as of the Close of Business on the Exercise Date for such Exercise. (iii) Exercise Agent to Notify Company of Exercises. If any Warrant is submitted for Exercise to the Exercise Agent or the Exercise Agent receives any Exercise Notice with respect to any Warrant, then the Exercise Agent will promptly (and, in any event, no later than the date the Exercise Agent receives such Warrant or Exercise Notice) notify the Company and the Warrant Agent of such occurrence, together with any other information reasonably requested by the Company, and will cooperate with the Company to determine the Exercise Date for such Warrant. The Warrant Agent shall forward funds received for warrant exercises in a given month by the 5th Business Day of the following month by wire transfer to an account designated by the Company. (c) Settlement Upon Exercise. (i) Exercise Consideration. Subject to Section 5(c)(ii), Section 5(f), Section

- 24 - 5(g) and Section 8(b), the consideration due upon settlement of the Exercise of each Warrant will consist of a number of shares of Common Stock equal to the Warrant Entitlement in effect immediately after the Close of Business on the Exercise Date for such Exercise. (ii) Payment of Cash in Lieu of any Fractional Share of Common Stock. Subject to Section 8(b), in lieu of delivering any fractional share of Common Stock otherwise due upon Exercise of any Warrant, the Company will pay cash based on the Last Reported Sale Price per share of Common Stock on the Exercise Date for such Exercise (or, if such Exercise Date is not a Trading Day, the immediately preceding Trading Day). For the avoidance of doubt, the Company will be responsible for paying cash in lieu of fractional shares. (iii) Delivery of Exercise Consideration. Except as provided in Sections 5(d)(i)(3)(B), 5(d)(i)(5) and 5(g)(i)(C), the Company will pay or deliver, as applicable, the Exercise Consideration due upon Exercise of any Warrant on or before the second (2nd) Business Day immediately after the Exercise Date for such Exercise. (d) Strike Price and Warrant Entitlement Adjustments. (i) Events Requiring an Adjustment to the Strike Price and the Warrant Entitlement. Each of the Strike Price and the Warrant Entitlement will be adjusted from time to time as follows: (1) Stock Dividends, Splits and Combinations. If the Company issues solely shares of Common Stock as a dividend or distribution on all or substantially all shares of the Common Stock, or if the Company effects a stock split or a stock combination of the Common Stock (in each case excluding an issuance solely pursuant to a Common Stock Change Event, as to which Section 5(g) will apply), then the Strike Price will be adjusted based on the following formula (with a corresponding adjustment to the Warrant Entitlement pursuant to Section 5(d)(i)(8)): 1 0 01 OS OS SPSP  where: SP0 = the Strike Price in effect immediately before the Open of Business on the Ex-Dividend Date for such dividend or distribution, or immediately before the Open of Business on the effective date of such stock split or stock combination, as applicable; SP1 = the Strike Price in effect immediately after the Open of Business on such Ex-Dividend Date or effective date, as applicable; OS0 = the number of shares of Common Stock outstanding immediately

- 25 - before the Open of Business on such Ex-Dividend Date or effective date, as applicable, without giving effect to such dividend, distribution, stock split or stock combination; and OS1 = the number of shares of Common Stock outstanding immediately after giving effect to such dividend, distribution, stock split or stock combination. If any dividend, distribution, stock split or stock combination of the type described in this Section 5(d)(i)(1) is declared or announced, but not so paid or made, then each of the Strike Price and the Warrant Entitlement will be readjusted, effective as of the date the Board of Directors determines not to pay such dividend or distribution or to effect such stock split or stock combination, to the Strike Price and the Warrant Entitlement, respectively, that would then be in effect had such dividend, distribution, stock split or stock combination not been declared or announced. (2) Rights, Options and Warrants. If the Company distributes, to all or substantially all holders of Common Stock, rights, options or warrants (other than (x) rights issued or otherwise distributed pursuant to a stockholder rights plan; or (y) pursuant to a Degressive Issuance for which an adjustment to the Strike Price is required (or would be required without regard to Section 5(d)(iii)) pursuant to Section 5(d)(i)(6)) entitling such holders, for a period of not more than sixty (60) calendar days after the Record Date of such distribution, to subscribe for or purchase shares of Common Stock at a price per share that is less than the average of the Last Reported Sale Prices per share of Common Stock for the ten (10) consecutive Trading Days ending on, and including, the Trading Day immediately before the date such distribution is announced, then the Strike Price will be adjusted based on the following formula (with a corresponding adjustment to the Warrant Entitlement pursuant to Section 5(d)(i)(8)): XOS YOS SPSP    01 where: SP0 = the Strike Price in effect immediately before the Open of Business on the Ex-Dividend Date for such distribution; SP1 = the Strike Price in effect immediately after the Open of Business on such Ex-Dividend Date; OS = the number of shares of Common Stock outstanding immediately before the Open of Business on such Ex-Dividend Date; Y = a number of shares of Common Stock obtained by dividing (x) the

- 26 - aggregate price payable to exercise such rights, options or warrants by (y) the average of the Last Reported Sale Prices per share of Common Stock for the ten (10) consecutive Trading Days ending on, and including, the Trading Day immediately before the date such distribution is announced; and X = the total number of shares of Common Stock issuable pursuant to such rights, options or warrants. To the extent such rights, options or warrants are not so distributed, each of the Strike Price and the Warrant Entitlement will be readjusted to the Strike Price and the Warrant Entitlement, respectively, that would then be in effect had the adjustment thereto for such distribution been made on the basis of only the rights, options or warrants, if any, actually distributed. In addition, to the extent that shares of Common Stock are not delivered after the expiration of such rights, options or warrants (including as a result of such rights, options or warrants not being exercised), each of the Strike Price and the Warrant Entitlement will be readjusted to the Strike Price and the Warrant Entitlement, respectively, that would then be in effect had the adjustment thereto for such distribution been made on the basis of delivery of only the number of shares of Common Stock actually delivered upon exercise of such rights, options or warrants. For purposes of this Section 5(d)(i)(2), in determining whether any rights, options or warrants entitle holders of Common Stock to subscribe for or purchase shares of Common Stock at a price per share that is less than the average of the Last Reported Sale Prices per share of Common Stock for the ten (10) consecutive Trading Days ending on, and including, the Trading Day immediately before the date the distribution of such rights, options or warrants is announced, and in determining the aggregate price payable to exercise such rights, options or warrants, there will be taken into account any consideration the Company receives for such rights, options or warrants and any amount payable on exercise thereof, with the value of such consideration, if not cash, to be determined by the Board of Directors. (3) Spin-Offs and Other Distributed Property. (A) Distributions Other than Spin-Offs. If the Company distributes shares of its Capital Stock, evidences of the Company’s indebtedness or other assets or property of the Company, or rights, options or warrants to acquire the Company’s Capital Stock or other securities, to all or substantially all holders of the Common Stock, excluding: (I) dividends, distributions, rights, options or warrants for which an adjustment to the Strike Price is required (or would be required without regard to Section 5(d)(iii)) pursuant to Section 5(d)(i)(1) or 5(d)(i)(2); (II) dividends or distributions paid exclusively in cash

- 27 - for which an adjustment to the Strike Price is required (or would be required without regard to Section 5(d)(iii)) pursuant to Section 5(d)(i)(4); (III) rights issued or otherwise distributed pursuant to a stockholder rights plan; (IV) Spin-Offs for which an adjustment to the Strike Price is required (or would be required without regard to Section 5(d)(iii)) pursuant to Section 5(d)(i)(3)(B); (V) a distribution solely pursuant to a tender offer or exchange offer for shares of Common Stock, as to which Section 5(d)(i)(5) will apply; (VI) a distribution solely pursuant to a Common Stock Change Event, as to which Section 5(g) will apply; and (VII) any distribution pursuant to a Degressive Issuance for which an adjustment to the Strike Price is required (or would be required without regard to Section 5(d)(iii)) pursuant to Section 5(d)(i)(6), then the Strike Price will be adjusted based on the following formula (with a corresponding adjustment to the Warrant Entitlement pursuant to Section 5(d)(i)(8)): P FMVP SPSP   01 where: SP0 = the Strike Price in effect immediately before the Open of Business on the Ex-Dividend Date for such distribution; SP1 = the Strike Price in effect immediately after the Open of Business on such Ex-Dividend Date; P = the average of the Last Reported Sale Prices per share of Common Stock for the ten (10) consecutive Trading Days ending on, and including, the Trading Day immediately before such Ex-Dividend Date; and FMV = the fair market value (as determined by Board of Directors), as of such Ex-Dividend Date, of the shares of Capital Stock, evidences of indebtedness, assets, property, rights, options or warrants distributed per share of Common Stock pursuant

- 28 - to such distribution; provided, however, that, if FMV is equal to or greater than P, then, in lieu of the foregoing adjustment to the Strike Price (and the corresponding adjustment to the Warrant Entitlement pursuant to Section 5(d)(i)(8)), each Holder will receive, for each Warrant held by such Holder on the Record Date for such distribution, at the same time and on the same terms as holders of Common Stock, the amount and kind of shares of Capital Stock, evidences of indebtedness, assets, property, rights, options or warrants that such Holder would have received in such distribution if such Holder had owned, on such Record Date, a number of shares of Common Stock equal to the Warrant Entitlement in effect on such Record Date. To the extent such distribution is not so paid or made, each of the Strike Price and the Warrant Entitlement will be readjusted to the Strike Price and the Warrant Entitlement, respectively, that would then be in effect had the adjustment thereto been made on the basis of only the distribution, if any, actually made or paid. (B) Spin-Offs. If the Company distributes or dividends shares of Capital Stock of any class or series, or similar equity interests, of or relating to an Affiliate or Subsidiary or other business unit of the Company to all or substantially all holders of the Common Stock (other than solely pursuant to (x) a Common Stock Change Event, as to which Section 5(g) will apply; or (y) a tender offer or exchange offer for shares of Common Stock, as to which Section 5(d)(i)(5) will apply), and such Capital Stock or equity interests are listed or quoted (or will be listed or quoted upon the consummation of the transaction) on a U.S. national securities exchange (a “Spin-Off”), then the Strike Price will be adjusted based on the following formula (with a corresponding adjustment to the Warrant Entitlement pursuant to Section 5(d)(i)(8)): PFMV P SPSP   01 where: SP0 = the Strike Price in effect immediately before the Close of Business on the last Trading Day of the Spin-Off Valuation Period for such Spin-Off; SP1 = the Strike Price in effect immediately after the Close of Business on the last Trading Day of the Spin-Off Valuation Period; P = the average of the Last Reported Sale Prices per share of

- 29 - Common Stock for each Trading Day in the Spin-Off Valuation Period; and FMV = the product of (x) the average of the Last Reported Sale Prices per share or unit of the Capital Stock or equity interests distributed in such Spin-Off over the ten (10) consecutive Trading Day period (the “Spin-Off Valuation Period”) beginning on, and including, the Ex-Dividend Date for such Spin-Off (such average to be determined as if references to Common Stock in the definitions of “Last Reported Sale Price,” “Trading Day” and “Market Disruption Event” were instead references to such Capital Stock or equity interests); and (y) the number of shares or units of such Capital Stock or equity interests distributed per share of Common Stock in such Spin-Off. Notwithstanding anything to the contrary in this Section 5(d)(i)(3)(B), if any Warrant is Exercised and the Exercise Date for such Exercise occurs during the Spin-Off Valuation Period for such Spin-Off, then, solely for purposes of determining the Exercise Consideration for such Exercise, such Spin-Off Valuation Period will be deemed to consist of the Trading Days occurring in the period from, and including, the Ex-Dividend Date for such Spin-Off to, and including, such Exercise Date. To the extent any dividend or distribution of the type described in this Section 5(d)(i)(3)(B) is declared but not made or paid, each of the Strike Price and the Warrant Entitlement will be readjusted to the Strike Price and the Warrant Entitlement, respectively, that would then be in effect had the adjustment thereto been made on the basis of only the dividend or distribution, if any, actually made or paid. (4) Cash Dividends or Distributions. If any cash dividend or distribution is made to all or substantially all holders of Common Stock, then the Strike Price will be adjusted based on the following formula (with a corresponding adjustment to the Warrant Entitlement pursuant to Section 5(d)(i)(8)): P DP SPSP   01 where: SP0 = the Strike Price in effect immediately before the Open of Business on the Ex-Dividend Date for such dividend or distribution; SP1 = the Strike Price in effect immediately after the Open of Business on

- 30 - such Ex-Dividend Date; P = the Last Reported Sale Price per share of Common Stock on the Trading Day immediately before such Ex-Dividend Date; and D = the cash amount distributed per share of Common Stock in such dividend or distribution. provided, however, that, if D is equal to or greater than P, then, in lieu of the foregoing adjustment to the Strike Price (and the corresponding adjustment to the Warrant Entitlement pursuant to Section 5(d)(i)(8)), each Holder will receive, for each Warrant held by such Holder on the Record Date for such dividend or distribution, at the same time and on the same terms as holders of Common Stock, the amount of cash that such Holder would have received in such dividend or distribution if such Holder had owned, on such Record Date, a number of shares of Common Stock equal to the Warrant Entitlement in effect on such Record Date. To the extent such dividend or distribution is declared but not made or paid, each of the Strike Price and the Warrant Entitlement will be readjusted to the Strike Price and the Warrant Entitlement, respectively, that would then be in effect had the adjustment thereto been made on the basis of only the dividend or distribution, if any, actually made or paid. (5) Tender Offers or Exchange Offers. If the Company or any of its Subsidiaries makes a payment in respect of a tender offer or exchange offer for shares of Common Stock (other than solely pursuant to an odd-lot tender offer pursuant to Rule 13e-4(h)(5) under the Exchange Act), and the value (determined as of the Tender/Exchange Offer Expiration Time by the Board of Directors) of the cash and other consideration paid per share of Common Stock in such tender or exchange offer exceeds the Last Reported Sale Price per share of Common Stock on the Trading Day immediately after the last date (the “Tender/Exchange Offer Expiration Date”) on which tenders or exchanges may be made pursuant to such tender or exchange offer (as it may be amended), then the Strike Price will be adjusted based on the following formula (with a corresponding adjustment to the Warrant Entitlement pursuant to Section 5(d)(i)(8)):  1 0 01 OSPAC OSP SPSP    where: SP0 = the Strike Price in effect immediately before the Close of Business on the last Trading Day of the Tender/Exchange Offer Valuation Period for such tender or exchange offer; SP1 = the Strike Price in effect immediately after the Close of Business on the last Trading Day of the Tender/Exchange Offer Valuation

- 31 - Period; P = the average of the Last Reported Sale Prices per share of Common Stock over the ten (10) consecutive Trading Day period (the “Tender/Exchange Offer Valuation Period”) beginning on, and including, the Trading Day immediately after the Tender/Exchange Offer Expiration Date; OS0 = the number of shares of Common Stock outstanding immediately before the time (the “Tender/Exchange Offer Expiration Time”) such tender or exchange offer expires (including all shares of Common Stock accepted for purchase or exchange in such tender or exchange offer); AC = the aggregate value (determined as of the Tender/Exchange Offer Expiration Time by the Board of Directors) of all cash and other consideration paid for shares of Common Stock purchased or exchanged in such tender or exchange offer; and OS1 = the number of shares of Common Stock outstanding immediately after the Tender/Exchange Offer Expiration Time (excluding all shares of Common Stock accepted for purchase or exchange in such tender or exchange offer); provided, however, that the Strike Price will in no event be adjusted up pursuant to this Section 5(d)(i)(5), and the Warrant Entitlement will in no event be adjusted down in the corresponding adjustment pursuant to Section 5(d)(i)(8), in each case except to the extent provided in the last paragraph of this Section 5(d)(i)(5). Notwithstanding anything to the contrary in this Section 5(d)(i)(5), if any Warrant is Exercised and the Exercise Date for such Exercise occurs during the Tender/Exchange Offer Valuation Period for such tender or exchange offer, then, solely for purposes of determining the Exercise Consideration for such Exercise, such Tender/Exchange Offer Valuation Period will be deemed to consist of the Trading Days occurring in the period from, and including, the Trading Day immediately after the Tender/Exchange Offer Expiration Date for such tender or exchange offer to, and including, such Exercise Date. To the extent such tender or exchange offer is announced but not consummated (including as a result of being precluded from consummating such tender or exchange offer under applicable law), or any purchases or exchanges of shares of Common Stock in such tender or exchange offer are rescinded, each of the Strike Price and the Warrant Entitlement will be readjusted to the Strike Price and the Warrant Entitlement, respectively, that would then be in effect had the adjustment thereto been made on the basis of only the purchases or exchanges of shares of Common Stock, if any, actually made, and not rescinded, in such tender or

- 32 - exchange offer. (6) Degressive Issuances. If, on or after the Initial Issue Date, the Company issues or otherwise sells any shares of Common Stock, or any Equity- Linked Securities, in each case at an Effective Price per share that is less than the Strike Price in effect as of the date of the issuance or sale of such shares or Equity- Linked Securities (such an issuance or sale, a “Degressive Issuance”), then, effective as of the Close of Business on such date, the Strike Price will be decreased to an amount equal to the greater of (A) such Effective Price per share and (B) $0.34 (which amount is subject to adjustment at the same time and for the same events that the Strike Price is required to be adjusted pursuant to the formulas set forth in any of clauses (1) through (5) of this Section 5(d)(i)); provided, however, that (A) no adjustment will be made pursuant to this Section 5(d)(i)(6) solely as the result of an Exempt Issuance or as a result of any transaction in respect of which an adjustment is made pursuant to any of clauses (1) through (5) of this Section 5(d)(i), (B) the issuance of shares of Common Stock pursuant to the terms of any such Equity-Linked Securities will not constitute an additional issuance or sale of shares of Common Stock for purposes of this sentence, (C) the repricing or amendment of any Equity-Linked Securities (including, for the avoidance of doubt, any Equity-Linked Securities existing as of the Initial Issue Date) will be deemed to be an issuance of additional Equity-Linked Securities, without affecting any prior adjustments theretofore made to the Strike Price, and (D) if any such issuance or sale of Common Stock or Equity-Linked Securities was without consideration, then the Effective Price shall be deemed to be $0.0001 per share. For the avoidance of doubt, there will be no adjustment to Warrant Entitlement as a result of a Degressive Issuance. (7) Fundamental Change Adjustment. For Exercises in connection with a Fundamental Change, the Strike Price will be reduced in certain circumstances. For such Exercises, the Strike Price in effect shall be temporarily reduced to an amount equal to the greater of (x) $0.34 and (y) the Fundamental Change Strike Price. There will be no adjustment to the Warrant Entitlement as a result of an adjustment pursuant to this Section 5(d)(i)(7). An Exercise in connection with a Fundamental Change will be deemed to occur with respect to any Exercise with an Exercise Date occurring within twenty (20) Business Days following the date that the Company issued the press release or filed a report with the SEC containing the Fundamental Change Strike Price, as described below. The Black-Scholes value of a Warrant will be based on a make-whole grid, with time to expiration on the y-axis and future stock price on the x-axis. This value at each node will be calculated using a standard Black-Scholes model with the following inputs: the stock price at the applicable node, the Strike Price, the remaining time in the Exercise Period, an assumed volatility of 80% and a risk-free rate equal to the yield on the 5-year U.S. Treasury security as of the Initial Issue Date. The “Fundamental Change Strike Price” at each node will equal the stock price minus the per-share Black-Scholes value of the Warrant; provided, however, that the Fundamental Change Strike Price shall not be less than $0.34 (which

- 33 - amount is subject to adjustment at the same time and for the same events that the Strike Price is required to be adjusted pursuant to the formulas set forth in any of clauses (1) through (5) of this Section 5(d)(i)). If the Fundamental Change Strike Price could result in any adjustments to the Strike Price (which, for the avoidance of doubt, will only be the case if the Initial Strike Price is set at a price greater than $0.34), the Company will promptly determine such adjusted Strike Price and issue a press release or file a report with the SEC containing the Fundamental Change Strike Price and applicable make-whole grid. (8) Adjustment to the Warrant Entitlement. If the Strike Price is adjusted pursuant to the formulas set forth in any of clauses (1) through (5) of this Section 5(d)(i) (excluding, for these purposes, a readjustment pursuant to the text following such formulas), then, effective as of the same time at which such adjustment to the Strike Price becomes effective, the Warrant Entitlement will be adjusted to an amount equal to the product of (A) the Warrant Entitlement in effect immediately before such adjustment to the Warrant Entitlement; and (B) the quotient obtained by dividing (x) the Strike Price in effect immediately before such adjustment to the Strike Price by (y) the Strike Price in effect immediately after such adjustment to the Strike Price; provided, however, that the Warrant Entitlement will be subject to readjustment to the extent set forth in such clauses. For purposes of calculating the adjustment to the Warrant Entitlement pursuant to the preceding sentence, the amount set forth in clause (B)(y) of the preceding sentence will be calculated without giving effect to any rounding pursuant to Section 5(d)(vii). For the avoidance of doubt, the Warrant Entitlement will not be adjusted in connection with an adjustment to the Strike Price pursuant to Section 5(d)(i)(6) or Section 5(d)(i)(7). (ii) No Adjustments in Certain Cases. (1) Where Holders Participate in the Transaction or Event Without Exercising. Notwithstanding anything to the contrary in Section 5(d)(i), the Company is not required to adjust the Strike Price or the Warrant Entitlement for a transaction or other event otherwise requiring an adjustment pursuant to Section 5(d)(i) (other than (x) a stock split or combination of the type set forth in Section 5(d)(i)(1), (y) a tender or exchange offer of the type set forth in Section 5(d)(i)(5) or (z) a Degressive Issuance) if each Holder participates, at the same time and on the same terms as holders of Common Stock, and solely by virtue of being a Holder of the Warrants, in such transaction or event without having to Exercise such Holder’s Warrants and as if such Holder had owned, on the Record Date for such transaction or event, a number of shares of Common Stock equal to the product of (i) the number of Warrants held by such Holder on such Record Date; and (ii) the Warrant Entitlement in effect on such Record Date. (2) Certain Events. The Company will not be required to adjust the Strike Price or the Warrant Entitlement except pursuant to Section 5(d)(i). Without limiting the foregoing, and except as provided in Section 5(d)(i)(6) the Company

- 34 - will not be required to adjust the Strike Price or the Warrant Entitlement on account of: (A) the issuance of any shares of Common Stock pursuant to any present or future plan providing for the reinvestment of dividends or interest payable on the Company’s securities and the investment of additional optional amounts in shares of Common Stock under any such plan; (B) the issuance of any shares of Common Stock or options or rights to purchase shares of Common Stock pursuant to any present or future employee, director or consultant benefit plan or program of, or assumed by, the Company or any of its Subsidiaries; (C) the issuance of any shares of Common Stock pursuant to any option, warrant, right or convertible or exchangeable security of the Company outstanding as of the Initial Issue Date; or (D) solely a change in the par value of the Common Stock. (iii) Adjustment Deferral. If an adjustment to the Strike Price and the Warrant Entitlement otherwise required by this Warrant Agreement would result in a change of less than one percent (1%) to the Strike Price, then the Company may, at its election, defer and carry forward such adjustment to the Strike Price and the Warrant Entitlement, except that all such deferred adjustments must be given effect immediately upon the earliest of the following: (1) when all such deferred adjustments would, had they not been so deferred and carried forward, result in a change of at least one percent (1%) to the Strike Price; and (2) the Exercise Date of any Warrant. (iv) Adjustments Not Yet Effective. Notwithstanding anything to the contrary in this Warrant Agreement, if: (1) a Warrant is Exercised; (2) the Record Date, effective date or Tender/Exchange Offer Expiration Time for any event that requires an adjustment to the Strike Price pursuant to Section 5(d)(i) has occurred on or before the Exercise Date for such Exercise, but an adjustment to the Strike Price or the Warrant Entitlement for such event has not yet become effective as of such Exercise Date; (3) the Exercise Consideration due upon such Exercise includes any whole shares of Common Stock; and (4) such shares are not entitled to participate in such event (because they were not held on the related Record Date or otherwise), then, solely for purposes of such Exercise, the Company will, without duplication, give effect to such adjustment on such Exercise Date. In such case, if the date on which the Company is otherwise required to deliver the Exercise Consideration due upon such

- 35 - Exercise is before the first date on which the amount of such adjustment can be determined, then the Company will delay the settlement of such Exercise until the second (2nd) Business Day after such first date. (v) Adjustments Where Exercising Holders Participate in the Relevant Transaction or Event. Notwithstanding anything to the contrary in this Warrant Agreement, if: (1) an adjustment to the Strike Price or the Warrant Entitlement for any dividend or distribution becomes effective on any Ex-Dividend Date pursuant to Section 5(d)(i); (2) a Warrant is Exercised; (3) the Exercise Date for such Exercise occurs on or after such Ex- Dividend Date and on or before the related Record Date; (4) the Exercise Consideration due upon such Exercise includes any whole shares of Common Stock based on a Strike Price or Warrant Entitlement that is adjusted for such dividend or distribution; and (5) such shares would be entitled to participate in such dividend or distribution (including pursuant to Section 5(b)(ii)), then such adjustment will not be given effect for such Exercise and the shares of Common Stock issuable upon such Exercise based on such unadjusted Strike Price and unadjusted Warrant Entitlement will not be entitled to participate in such dividend or distribution, but there will be added, to the Exercise Consideration otherwise due upon such Exercise, the same kind and amount of consideration that would have been delivered in such dividend or distribution with respect to such shares of Common Stock had such shares been entitled to participate in such dividend or distribution. (vi) Determination of the Number of Outstanding Shares of Common Stock. For purposes of Section 5(d)(i), the number of shares of Common Stock outstanding at any time will (1) include shares issuable in respect of scrip certificates issued in lieu of fractions of shares of Common Stock; and (2) exclude shares of Common Stock held in the Company’s treasury (unless the Company pays any dividend or makes any distribution on shares of Common Stock held in its treasury). (vii) Rounding of Calculations. All calculations with respect to the Strike Price and adjustments thereto will be made to the nearest cent (with half of one cent rounded upwards), and all calculations with respect to the Warrant Entitlement and adjustments thereto will be made to the nearest 1/10,000th of a share of Common Stock (with 5/100,000ths rounded upward). (viii) Notice of Strike Price and Warrant Entitlement Adjustments. Subject to Section 5(d)(i)(7) with respect to a Fundamental Change Strike Price, upon the effectiveness of any adjustment to the Strike Price or the Warrant Entitlement pursuant to

- 36 - Section 5(d)(i), the Company will promptly and in any event no later than five (5) Business Days after the date of such effectiveness, send notice to the Holders (with a copy to the Warrant Agent and the Exercise Agent) containing (1) a brief description of the transaction or other event on account of which such adjustment was made; (2) the Strike Price and Warrant Entitlement in effect immediately after such adjustment; and (3) the effective time of such adjustment. The Company further agrees that it will provide to the Warrant Agent with any new or amended exercise terms. The Warrant Agent shall have no obligation under any Section of this Agreement to determine whether an adjustment event has occurred or to calculate any of the adjustments set forth herein. (e) Voluntary Adjustments. (i) Generally. To the extent permitted by law and applicable stock exchange rules, the Company, from time to time, may (but is not required to) decrease the Strike Price by any amount, or increase the Warrant Entitlement by any amount, if (1) the Board of Directors determines that such decrease or increase, as applicable, is in the Company’s best interest or that such decrease or increase, as applicable, is advisable to avoid or diminish any income tax imposed on holders of Common Stock or rights to purchase Common Stock as a result of any dividend or distribution of shares (or rights to acquire shares) of Common Stock or any similar event; (2) such decrease or increase, as applicable, is in effect for a period of at least twenty (20) Business Days; and (3) such decrease or increase, as applicable, is irrevocable during such period. (ii) Notice of Voluntary Adjustment. If the Board of Directors determines to decrease the Strike Price or increase the Warrant Entitlement pursuant to Section 5(e)(i), then, no later than the first Business Day of the related twenty (20) Business Day period referred to in Section 5(e)(i), the Company will send notice to each Holder (with a copy to the Warrant Agent and the Exercise Agent) of such decrease or increase, as applicable, quantifying the amount thereof and stating the period during which such decrease or increase, as applicable, will be in effect. (f) Restriction on Exercises. (i) Beneficial Ownership Limitation on Exercise Right. (i) The Company shall not effect any exercise of this Warrant, and the Holder of the Warrant shall not have the right to exercise any portion of the Warrant, and any such exercise shall be null and void and shall be cancelled ab initio and treated as if never made, to the extent that immediately prior to or following the exercise set forth on the applicable Exercise Notice, the Economic Interest Holder, together with the Attribution Parties, collectively beneficially owns or would beneficially own in excess of 4.99% (the “Beneficial Ownership Limitation”) of the Common Stock that would be issued and outstanding immediately after giving effect to the issuance of shares of Common Stock upon such exercise of the Warrant. For purposes of calculating beneficial ownership for determining whether the Beneficial Ownership Limitation is or will be exceeded, the aggregate number of shares of Common Stock beneficially owned by the Economic Interest Holder together with the Attribution Parties, shall include the number of shares of Common Stock issuable upon exercise of this Warrant with respect to which the determination is being made but shall exclude the number of

- 37 - shares of Common Stock which would be issuable upon (i) exercise of the remaining, unexercised Warrant beneficially owned by the Economic Interest Holder or the Attribution Parties and (ii) exercise or conversion of the unexercised or unconverted portion of any other securities of the Company beneficially owned by such Economic Interest Holder or any of its Attribution Parties (including, without limitation, any convertible notes, convertible stock or warrants) that are subject to a limitation on conversion or exercise analogous to the limitation contained herein. For purposes of this Section 5(f)(i), beneficial ownership of the Economic Interest Holder or its Attribution Parties shall, except as set forth in the immediately preceding sentence, be calculated and determined in accordance with Section 13(d) of the Exchange Act and the rules promulgated thereunder. For purposes of this Section 5(f)(i), in determining the number of outstanding shares of Common Stock, an Economic Interest Holder of the Warrant may rely on the number of outstanding shares of Common Stock as reflected in (1) the Company’s most recent Annual Report on Form 10-K, Quarterly Report on Form 10-Q, Current Report on Form 8-K or other public filing with the SEC, as the case may be, (2) a more recent public announcement by the Company or (3) any other notice by the Company or the Company’s transfer agent setting forth the number of shares of Common Stock outstanding (such issued and outstanding shares, the “Reported Outstanding Share Number”). For any reason at any time, upon the written or oral request of the Economic Interest Holder, the Company shall within one (1) Business Day confirm orally and in writing or by electronic mail to the Economic Interest Holder the number of shares of Common Stock then outstanding. In any case, the number of outstanding shares of Common Stock shall be determined after giving effect to the conversion or exercise of securities of the Company, including this Warrant, by the Economic Interest Holder and the Attribution Parties since the date as of which the Reported Outstanding Share Number was reported. The Holder on the applicable Exercise Notice shall disclose to the Company the number of shares of Common Stock that the Economic Interest Holder, together with the Attribution Parties, beneficially owns. In the event that the issuance of shares of Common Stock to the Holder upon exercise of this Warrant would result in the Economic Interest Holder, together with the Attribution Parties, being deemed to beneficially own, in the aggregate, more than the Beneficial Ownership Limitation, the number of shares so issued by which the Economic Interest Holder’s, together with the Attribution Parties’, aggregate beneficial ownership exceeds the Beneficial Ownership Limitation (the “Excess Shares”) shall be deemed null and void and shall be cancelled ab initio, and the Economic Interest Holder and/or the Attribution Parties shall not have the power to vote or to transfer the Excess Shares. If any Excess Shares are issued, as such issuance shall be deemed null and void and shall be cancelled ab initio, the Company shall return to the Holder the exercise price paid by the Holder for the Excess Shares as soon as reasonably practicable. By written notice to the Company, an Economic Interest Holder of the Warrant may from time to time increase or decrease the Beneficial Ownership Limitation to any other percentage not in excess of 9.99% specified in such notice; provided that any increase in the Beneficial Ownership Limitation will not be effective until the sixty-first (61st) day after such notice is delivered to the Company and shall not negatively affect any partial exercise effected prior to such change. For purposes of clarity, any shares of Common Stock issuable pursuant to the terms of this Warrant in excess of the Beneficial Ownership Limitation shall not be deemed to be beneficially owned by the Economic Interest Holder or the Attribution Parties for any purpose including

- 38 - for purposes of Section 13(d) of the Exchange Act and the rules promulgated thereunder or Section 16 of the Exchange Act and the rules promulgated thereunder, including Rule 16a- 1(a)(1) under the Exchange Act. No prior inability to exercise this Warrant pursuant to this paragraph shall have any effect on the applicability of the provisions of this paragraph with respect to any subsequent determination of exercisability. The provisions of this paragraph shall be construed and implemented in a manner otherwise than in strict conformity with the terms of Section 5(f)(i) to the extent necessary to correct this paragraph or any portion of this paragraph which may be defective or inconsistent with the intended beneficial ownership limitation contained in Section 5(f)(i) or to make changes or supplements necessary or desirable to properly give effect to such limitation. The limitation contained in this paragraph may not be waived and shall apply to a successor holder or economic interest holder of this Warrant. Each reference in this Section 5(f)(i) to the term Economic Interest Holder refers to the Economic Interest Holder directing the Holder to exercise the Warrants. (ii) Requisite Shareholder Approval. Notwithstanding anything to the contrary, prior to the Requisite Shareholder Approval Date, the Company will settle Exercises of Warrants with cash on a net-cash basis based on the Last Reported Sale Price on the Exercise Date. (g) Effect of Common Stock Change Event. (i) Generally. If there occurs any: (1) recapitalization, reclassification or change of the Common Stock, other than (x) changes solely resulting from a subdivision or combination of the Common Stock, (y) a change only in par value or from par value to no par value or no par value to par value or (z) stock splits and stock combinations that do not involve the issuance of any other series or class of securities; (2) consolidation, merger, combination or binding or statutory share exchange involving the Company; (3) sale, lease or other transfer of all or substantially all of the assets of the Company and its Subsidiaries, taken as a whole, to any Person; or (4) other similar event, and, as a result of which, the Common Stock is converted into, or is exchanged for, or represents solely the right to receive, other securities, cash or other property, or any combination of the foregoing (such an event, a “Common Stock Change Event,” and such other securities, cash or property, the “Reference Property,” and the amount and kind of Reference Property that a holder of one (1) share of Common Stock would be entitled to receive on account of such Common Stock Change Event (without taking account any limitations or restrictions on the exercisability of this Warrant and without giving effect to any arrangement not to issue or deliver a fractional portion of any security or other property), a “Reference Property Unit”), then, notwithstanding anything to the contrary

- 39 - in this Warrant Agreement, (A) from and after the effective time of such Common Stock Change Event, (I) subject to clauses (B) and (C) below, the consideration due upon Exercise of any Warrant will be determined in the same manner as if each reference to any number of shares of Common Stock in this Section 5 or in Section 6, or in any related definitions, were instead a reference to the same number of Reference Property Units; (B) if such Reference Property Unit includes, but does not consist entirely of, cash (it being understood, for the avoidance of doubt, that clause (C) below will apply instead of this clause (B) if such Reference Property Unit consists entirely of cash), then, from and after the effective time of such Common Stock Change Event, there will be deducted or removed, as applicable, from the Aggregate Strike Price otherwise payable to Exercise any Warrant pursuant to Section 5(b)(i), and from the cash that would otherwise be included in the Exercise Consideration due, pursuant to Section 5(c), to settle such Exercise, a cash amount, per Warrant, equal to the product of (I) the Warrant Entitlement on the Exercise Date for such Exercise; and (II) the lesser of (x) the Strike Price on the Exercise Date for such Exercise; and (y) the amount of cash included in such Reference Property Unit; (C) if such Reference Property Unit consists entirely of cash, then (I) from and after the effective time of such Common Stock Change Event, no payment of the Aggregate Strike Price will be required to Exercise any Warrant; and (II) the Company will settle each Exercise of any Warrant whose Exercise Date occurs on or after the date of the effective time of such Common Stock Change Event by paying, on or before the Business Day immediately after such Exercise Date, cash in an amount, per Warrant, equal to the product of (I) the Warrant Entitlement; and (II) the excess, if any, of (x) the amount of cash included in such Reference Property Unit over (y) the Strike Price (it being understood, for the avoidance of doubt, that the amount set forth in this clause (II) will be zero if the amount set forth in clause (x) is not greater than the amount set forth in clause (y)); and (D) for these purposes, the Last Reported Sale Price of any Reference Property Unit or portion thereof that does not consist of a class of securities will be the fair value of such Reference Property Unit or portion thereof, as applicable, determined in good faith by the Company (or, in the case of cash denominated in U.S. dollars, the face amount thereof). If the Reference Property consists of more than a single type of consideration to be determined based in part upon any form of stockholder election, then the composition of the Reference Property Unit will be deemed to be the weighted average of the types and amounts of consideration actually received, per share of Common Stock, by the holders of Common Stock. The Company will notify the Holders and the Warrant Agent of such weighted average as soon as practicable after such determination is made.

- 40 - (ii) Compliance Covenant. The Company will not become a party to any Common Stock Change Event unless its terms are consistent with this Section 5(g). (iii) Execution of Supplemental Instruments. On or before the date the Common Stock Change Event becomes effective, the Company and, if applicable, the resulting, surviving or transferee Person (if not the Company) of such Common Stock Change Event (the “Successor Person”) will execute and deliver to the Warrant Agent an amendment to this Warrant Agreement pursuant to Section 7(a)(iii), which amendment will (x) provide for the settlement of subsequent Exercises of Warrants in the manner set forth in this Section 5(g); (y) provide for subsequent adjustments to the Strike Price and the Warrant Entitlement pursuant to Section 5(d)(i) in a manner consistent with this Section 5(g); and (z) contain such other provisions, if any, as the Company reasonably determines are appropriate to preserve the economic interests of the Holders and to give effect to Section 5(g)(i). If the Reference Property includes shares of stock or other securities or assets (other than cash) of a Person other than the Successor Person, then such other Person will also execute such amendment and such amendment will contain such additional provisions, if any, that the Company reasonably determines are appropriate to preserve the economic interests of Holders. (iv) Notice of Common Stock Change Event. The Company will provide notice of each Common Stock Change Event to Holders and each Agent no later than the second (2nd) Business Day after the effective date of the Common Stock Change Event. Section 6. CERTAIN PROVISIONS RELATING TO THE ISSUANCE OF COMMON STOCK. (a) Equitable Adjustments to Prices. Whenever this Warrant Agreement requires the Company to calculate the average of the Last Reported Sale Prices, or any function thereof, over a period of multiple days (including to calculate an adjustment to the Strike Price), the Company will make appropriate adjustments, if any, to those calculations to account for any adjustment to the Strike Price pursuant to Section 5(d)(i) that becomes effective, or any event requiring such an adjustment to the Strike Price where the Ex-Dividend Date, effective date or Tender/Exchange Offer Expiration Date, as applicable, of such event occurs, at any time during such period. (b) Reservation of Shares of Common Stock. Following the Requisite Shareholder Approval Date, at all times when any Warrant is outstanding, the Company will reserve (out of its authorized and not outstanding shares of Common Stock that are not reserved for other purposes), for delivery upon Exercise of the Warrants, a number of shares of Common Stock that would be sufficient to settle the Exercise of all Warrant(s) then outstanding (assuming, for these purposes, that each such Warrant is settled by the delivery of a number of shares of Common Stock equal to the Warrant Entitlement in effect as of such time). To the extent the Company delivers shares of Common Stock held in the Company’s treasury in settlement of any obligation under this Warrant Agreement to deliver shares of Common Stock, each reference in this Warrant Agreement to the issuance of shares of Common Stock in connection therewith will be deemed to include such delivery. (c) Status of Shares of Common Stock; Covenant Regarding Par Value. Following the Requisite Shareholder Approval Date, each share of Common Stock delivered upon Exercise of

- 41 - any Warrant of any Holder will be a newly issued or treasury share and will be duly authorized, validly issued, fully paid, non-assessable, free from preemptive rights and free of any lien or adverse claim (except to the extent of any lien or adverse claim created by the action or inaction of such Holder or the Person to whom such share of Common Stock will be delivered). The Company will not engage in any transaction or take any action that would cause the Strike Price to be less than the par value per share of Common Stock. (d) Taxes Upon Issuance of Common Stock. The Company will pay any documentary, stamp or similar issue or transfer tax or duty due on the issue of any shares of Common Stock upon Exercise of any Warrant of any Holder, except any tax or duty that is due because such Holder requests those shares to be registered in a name other than such Holder’s name. Section 7. AMENDMENTS, SUPPLEMENTS AND WAIVERS. (a) Without the Consent of Holders. Notwithstanding anything to the contrary in Section 7(b), the Company and the Warrant Agent may amend or supplement this Warrant Agreement and the terms of the Warrants without the consent of any Holder to: (i) correct any inconsistency in this Warrant Agreement or the Warrants; (ii) add to the Company’s covenants for the benefit of the Holders or surrender any right or power conferred on the Company; (iii) enter into amendment to this Warrant Agreement pursuant to, and in accordance with, Section 5(g) in connection with a Common Stock Change Event; (iv) evidence or provide for the acceptance of the appointment, under this Warrant Agreement, of a successor Warrant Agent; and (v) provide for or confirm the issuance of additional Warrants pursuant to Section 3(b). (b) With the Consent of Economic Interest Holders. (i) Generally. Subject to Section 7(a), and the immediately following sentence, the Company and the Warrant Agent may, with the consent of the Economic Interest Holders of the Warrants then outstanding exercisable for a majority of the Exercise Shares, amend or supplement this Warrant Agreement or the Warrants or waive compliance with any provision of this Warrant Agreement or the Warrants. Notwithstanding anything to the contrary in the foregoing sentence, but subject to Section 7(a), without the consent of each affected Economic Interest Holder, no amendment or supplement to this Warrant Agreement or the Warrants, or waiver of any provision of this Warrant Agreement or the Warrants, may: (1) reduce the Warrant Entitlement (other than as expressly required by Section 5(d) or solely as a result of the lapsing of a temporary increase to the Warrant Entitlement pursuant to Section 5(e)), shorten the Exercise Period or change the Exercise Period Expiration Date to an earlier date;

- 42 - (2) make any change that adversely affects the exercise rights of any Warrant; (3) impair the right of the Economic Interest Holders to bring suit for the enforcement of any payment or delivery, as applicable, with respect to the Warrants on or after the respective due dates therefor provided in this Warrant Agreement; (4) make any cash payments due on any Warrant payable in money, or at a place of payment, other than that stated in this Warrant Agreement or the Warrants; (5) reduce the amount of Warrants whose Economic Interest Holders must consent to any amendment, supplement, waiver or other modification; or (6) make any direct or indirect change to any amendment, supplement, waiver or modification provision of this Warrant Agreement or the Warrants that requires the consent of each affected Economic Interest Holder. For the avoidance of doubt, pursuant to clauses (1) and (2) of this Section 7(b)(i), no amendment or supplement to this Warrant Agreement or the Warrants, or waiver of any provision of this Warrant Agreement or the Warrants, may change the amount or type of consideration due on any Warrant upon Exercise, or the date(s) or time(s) such consideration is payable or deliverable, as applicable, without the consent of each affected Economic Interest Holder or Holder. (ii) Consent for Amendment of Beneficial Ownership Limitation. No amendments or other changes or modifications to the Beneficial Ownership Limitation in Section 5(f)(i) may be made without the consent of the applicable Economic Interest Holder, the Holder and the Company. (iii) Holders Need Not Approve the Particular Form of any Amendment. A consent of any Economic Interest Holder or Holder pursuant to this Section 7(b) need approve only the substance, and not necessarily the particular form, of the proposed amendment, supplement or waiver (c) Notice of Amendments, Supplements and Waivers. As soon as reasonably practicable after any amendment, supplement or waiver pursuant to Section 7(a) or 7(b) becomes effective, the Company will send to the Holders and the Warrant Agent notice that (i) describes the substance of such amendment, supplement or waiver in reasonable detail and (ii) states the effective date thereof; provided, however, that the Company will not be required to provide such notice to the Holders if such amendment, supplement or waiver is included in a current report on Form 8-K filed by the Company with the SEC within four (4) Business Days of its effectiveness. The failure to send, or the existence of any defect in, such notice will not impair or affect the validity of such amendment, supplement or waiver. Notwithstanding the foregoing, the Beneficial Ownership Limitation provisions of Section 5(f)(i) may not be waived.

- 43 - (d) Revocation, Effect and Solicitation of Consents; Special Record Dates; Etc. (i) Revocation and Effect of Consents. The consent of a Holder of a Warrant to an amendment, supplement or waiver will bind (and constitute the consent of) each subsequent Holder of such Warrant, subject to the right of any Holder of a Warrant to revoke (if not prohibited pursuant to Section 7(d)(ii)) any such consent with respect to such Warrant by delivering notice of revocation to the Warrant Agent before the time such amendment, supplement or waiver becomes effective. (ii) Special Record Dates. The Company may, but is not required to, fix a record date for the purpose of determining the Holders entitled to consent or take any other action in connection with any amendment, supplement or waiver pursuant to this Section 7. If a record date is fixed, then, notwithstanding anything to the contrary in Section 7(d)(i), only Persons who are Holders as of such record date (or their duly designated proxies) will be entitled to give such consent, to revoke any consent previously given or to take any such action, regardless of whether such Persons continue to be Holders after such record date; provided, however, that no such consent will be valid or effective for more than one hundred and twenty (120) calendar days after such record date. (iii) Solicitation of Consents. For the avoidance of doubt, each reference in this Warrant Agreement or the Warrants to the consent of a Holder will be deemed to include any such consent obtained in connection with a repurchase of, or tender or exchange offer for, any Warrants. (iv) Effectiveness and Binding Effect. Each amendment, supplement or waiver pursuant to this Section 7 will become effective in accordance with its terms and, when it becomes effective with respect to any Warrant, will thereafter bind every Holder of such Warrant. (e) Notations and Exchanges. If any amendment, supplement or waiver changes the terms of a Warrant, then the Warrant Agent or the Company may, in its discretion, require the Holder of such Warrant to deliver the Certificate representing such Warrant to the Warrant Agent so that the Warrant Agent may place an appropriate notation prepared by the Company on such Certificate and return the same to such Holder. Alternatively, at its discretion, the Company may, in exchange for such Certificate, issue, execute and deliver, and cause the Warrant Agent to countersign, in each case in accordance with Section 3(d), a new Certificate representing such Warrant and reflecting the changed terms. The failure to make any appropriate notation or issue a new Certificate pursuant to this Section 7(e) will not impair or affect the validity of such amendment, supplement or waiver. (f) Warrant Agent to Execute Amendments to Warrant Agreement. The Warrant Agent will execute and deliver any amendment or supplement to this Warrant Agreement authorized pursuant to this Section 7; provided, however, that the Warrant Agent need not (but may, in its sole and absolute discretion) execute or deliver any such amendment or supplement that adversely affects the Warrant Agent’s rights, duties, liabilities or immunities. In executing any amendment or supplement to this Warrant Agreement, the Warrant Agent will be entitled to receive, and (subject to Sections 9(a) and 9(b)) will be fully protected in relying on, an Officer’s Certificate

- 44 - and an Opinion of Counsel stating that (i) the execution and delivery of such amendment or supplement is authorized or permitted by this Warrant Agreement; (ii) such amendment is in compliance with the terms of this Section 7; and (iii) in the case of the Opinion of Counsel, such amendment or supplement is valid, binding and enforceable against the Company in accordance with its terms. No supplement or amendment to this Agreement shall be effective unless duly executed by the Warrant Agent and the Company. Section 8. CALCULATIONS. (a) Responsibility; Schedule of Calculations. Except as otherwise provided in this Warrant Agreement, the Company will be responsible for making all calculations called for under this Warrant Agreement or the Warrants, including determinations of the Strike Price and the Last Reported Sale Prices. The Company will make all calculations in good faith, and, absent manifest error, its calculations will be final and binding on all Holders. The Company will provide a schedule of such calculations to any Holder upon written request. (b) Calculations Aggregated for Each Holder. The composition of the Exercise Consideration due upon Exercise of any Warrant of any Holder will (in the case of a Global Certificate, to the extent permitted by, and practicable under, the Depositary Procedures) be computed based on the total number of Warrants of such Holder being Exercised with the same Exercise Date. Any cash amounts due to such Holder in respect thereof will, after giving effect to the preceding sentence, be rounded to the nearest cent. Section 9. THE WARRANT AGENT. (a) Duties of the Warrant Agent. (i) The duties of the Warrant Agent will be determined solely by the express provisions of this Warrant Agreement, and the Warrant Agent need perform only those duties that are specifically set forth in this Warrant Agreement and no others, and no implied covenants or obligations will be read into this Warrant Agreement against the Warrant Agent. (ii) In the absence of bad faith or willful misconduct on its part, the Warrant Agent may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon Officer’s Certificates or Opinions of Counsel that are provided to the Warrant Agent and conform to the requirements of this Warrant Agreement. However, the Warrant Agent will examine the certificates and opinions to determine whether or not they conform to the requirements of this Warrant Agreement. (iii) The Warrant Agent may not be relieved from liabilities for its negligence, bad faith or willful misconduct, except that: (1) this paragraph will not limit the effect of Section 9(a)(i) and Section 9(a)(ii); and (2) the Warrant Agent will not be liable for any error of judgment made

- 45 - in the absence of bad faith by any of its officers or employees in the course of the Warrant Agent’s performance under this Warrant Agreement, unless it is proved that the Warrant Agent was negligent in ascertaining the pertinent facts. (iv) Each provision of this Warrant Agreement that in any way relates to the Warrant Agent is subject to clauses (i), (ii) and (iii) of this Section 9(a), regardless of whether such provision so expressly provides. (v) No provision of this Warrant Agreement will require the Warrant Agent to expend or risk its own funds or incur any liability. (vi) The Warrant Agent will not be liable for interest on any money received by it, except as the Warrant Agent may agree in writing with the Company. Money held in trust by the Warrant Agent need not be segregated from other funds, except to the extent required by law. (vii) The Warrant Agent may execute and exercise any of the rights or powers hereby vested in it or perform any duty hereunder either itself or by or through its attorney or agents, provided, however, that the Warrant Agent shall not be answerable or accountable for any act, default, neglect or misconduct of any such agents or subcontractors or for any loss to the Company resulting from any such act, default, neglect or misconduct, absent gross negligence, bad faith or willful misconduct (each as determined by a final, non-appealable judgment of a court of competent jurisdiction) in the selection or continued employment thereof. (viii) All funds administered by Computershare under this Agreement that are to be distributed or applied by Computershare in the performance of services (the "Funds") shall be administered by Computershare as agent for Company and deposited in one or more bank accounts to be maintained by Computershare in its name as agent for Company. Until paid pursuant to this Agreement, Computershare may administer or invest the Funds through such accounts in: (a) funds backed by obligations of, or guaranteed by, the United States of America; (b) debt or commercial paper obligations rated A-1 or P-1 or better by S&P Global Inc. ("S&P") or Moody's Investors Service, Inc. ("Moody's"), respectively; (c) Government and Treasury backed AAA-rated Fixed NAV money market funds that comply with Rule 2a-7 of the Investment Company Act of 1940, as amended; or (d) short term certificates of deposit, bank repurchase agreements, and bank accounts with commercial banks with Tier 1 capital exceeding $1 billion, or with an investment grade rating by S&P (LT Local Issuer Credit Rating), Moody's (Long Term Rating) and Fitch Ratings, Inc. (LT Issuer Default Rating) (each as reported by Bloomberg Finance L.P.). Computershare shall have no responsibility or liability for any diminution of the Funds that may result from any deposit or investment made by Computershare in accordance with this paragraph, including any losses resulting from a default by any bank, financial institution or other third party. Computershare may from time to time receive interest, dividends or other earnings in connection with such deposits or investments. Computershare shall not be obligated to pay such interest, dividends or earnings to Company, any Shareholder or any other party.

- 46 - (b) Rights of the Warrant Agent. (i) The Warrant Agent may conclusively rely on any document that it believes to be genuine and signed or presented by the proper Person, and the Warrant Agent need not investigate any fact or matter stated in such document. (ii) Before the Warrant Agent acts or refrains from acting, it may require an Officer’s Certificate, an Opinion of Counsel or both. The Warrant Agent will not be liable for any action it takes or omits to take in the absence of bad faith in reliance on such Officer’s Certificate or Opinion of Counsel. The Warrant Agent may consult with counsel; and the written advice of such counsel, or any Opinion of Counsel, will constitute full and complete authorization of the Warrant Agent to take or omit to take any action in the absence of bad faith in reliance thereon without liability. (iii) The Warrant Agent may act through its attorneys and agents and will not be responsible for the misconduct or negligence of any such agent appointed with due care. (iv) The Warrant Agent will not be liable for any action it takes or omits to take in the absence of bad faith and that it believes to be authorized or within the rights or powers vested in it by this Warrant Agreement. (v) Unless otherwise specifically provided in this Warrant Agreement, any demand, request, direction or notice from the Company will be sufficient if signed by an Officer of the Company. (vi) The Warrant Agent need not exercise any rights or powers vested in it by this Warrant Agreement at the request or direction of any Holder unless such Holder has offered the Warrant Agent security or indemnity satisfactory to the Warrant Agent against any loss, liability or expense that it may incur in complying with such request or direction. (vii) The Warrant Agent will not be responsible or liable for any punitive, special, indirect or consequential loss or damage (including lost profits), even if the Warrant Agent has been advised of the likelihood of such loss or damage and regardless of the form of action. (c) No Fiduciary Relationship. Nothing in this Warrant Agreement, or anything that may be implied from any provision of this Warrant Agreement, will impose any fiduciary duty, or any liability as a fiduciary, on the Warrant Agent. The Warrant Agent, as such, will act under this Warrant Agreement solely as an agent and not in a fiduciary capacity, and its obligations, as Warrant Agent, with respect to the Warrants, the Holders and the Company will be determined solely by the express provisions of this Warrant Agreement, and no other obligations will be implied therefrom. (d) Individual Rights of the Warrant Agent. The Warrant Agent, in its individual or any other capacity, may become the owner of any Warrant and may otherwise deal with the Company or any of its Affiliates with the same rights that it would have if it were not the Warrant Agent. Each Agent will have the same rights and duties as the Warrant Agent under this Section 9(d).

- 47 - (e) Warrant Agent’s Disclaimer. The Warrant Agent will not be (i) responsible for, and makes no representation as to, the validity or adequacy of this Warrant Agreement or the Warrants; (ii) accountable for the Company’s use of the proceeds from the Warrants or any money paid to the Company or upon the Company’s direction under any provision of this Warrant Agreement; (iii) responsible for the use or application of any money received by any Exercise Agent other than the Warrant Agent; and (iv) responsible for any statement or recital in this Warrant Agreement, the Warrants or any other document relating to the sale of the Warrants or this Warrant Agreement. (f) Opinions. The Company has provided an opinion of counsel on the date hereof which, subject to customary assumptions and exceptions, stated that the Warrants to be issued on the Issue Date (a) were not required to be registered under the Securities Act and (b) are validly issued, fully paid and non-assessable. The Company shall provide an opinion of counsel prior to the issuance of any shares of Common Stock resulting from the exercise of Warrants, which opinion shall state that such shares of Common Stock underlying the Warrants, when issued, (y) will be either offered, sold or issued in a transaction that was registered in compliance with the Securities Act or in a transaction for which no registration under the Securities Act is required and (z) are validly issued, fully paid and non-assessable. (g) Compensation and Indemnity. (i) The Company will, from time to time, pay the Warrant Agent reasonable compensation for its acceptance of this Warrant Agreement and services under this Warrant Agreement. In addition to the compensation for the Warrant Agent’s services, the Company will reimburse the Warrant Agent promptly upon request for all reasonable disbursements, advances and expenses incurred or made by it under this Warrant Agreement, including the reasonable compensation, disbursements and expenses of the Warrant Agent’s agents and counsel. (ii) The Company covenants and agrees to indemnify and to hold the Warrant Agent harmless against any loss, liability, damage, judgment, fine, penalty, claim, demand, settlement, cost or expense (including the reasonable fees and expenses of legal counsel) (collectively, “Losses”) which may be paid, incurred or suffered by or to which it may become subject, arising from or out of, directly or indirectly, any claims or liability resulting from any action taken, suffered or omitted by the Warrant Agent in connection with the execution, acceptance, administration, exercise and performance of its duties under this Agreement, including the reasonable costs and expenses of defending against any claim of liability arising therefrom, directly or indirectly, or of enforcing its rights under this Agreement; provided, that such covenant and agreement does not extend to, and the Warrant Agent shall not be indemnified with respect to, such Losses incurred or suffered by the Warrant Agent as a result of, or arising out of, its gross negligence, bad faith, or willful misconduct (which gross negligence, bad faith, or willful misconduct must be determined by a final, non-appealable judgment of a court of competent jurisdiction). From time to time, Company may provide Warrant Agent with instructions concerning the services performed by the Warrant Agent hereunder. In addition, at any time Warrant Agent may apply to any officer of Company for instruction and may consult with legal counsel for Warrant Agent or Company with respect to any matter arising in connection with the services to be performed by the Warrant Agent under this Agreement. Warrant

- 48 - Agent and its agents and subcontractors shall not be liable and shall be indemnified by Company for any action taken or omitted by Warrant Agent in reliance upon any Company instructions or upon the advice or opinion of such counsel. Warrant Agent shall not be held to have notice of any change of authority of any person, until receipt of written notice thereof from Company. Notwithstanding anything contained herein to the contrary, the Warrant Agent’s aggregate liability during any term of this Agreement with respect to, arising from, or arising in connection with this Agreement, or from all Services provided or omitted to be provided under this Agreement, whether in contract, or in tort, or otherwise, is limited to, and shall not exceed, the amounts paid hereunder by the Company to Warrant Agent as fees and charges, but not including reimbursable expenses, during the twelve (12) months immediately preceding the event for which recovery from Warrant Agent is being sought. (iii) The obligations of the Company under this Section 9(g) will survive the resignation or removal of the Warrant Agent and the discharge of this Warrant Agreement. (h) Replacement of the Warrant Agent. (i) The Warrant Agent, or any successor to it hereafter appointed, may resign its duties and be discharged from all further duties and liabilities hereunder after giving thirty (30) days' notice in writing to the Company. The Company may terminate the services of the Warrant Agent, or any successor to it hereafter appointed, after giving thirty (30) days’ notice in writing to the Warrant Agent or successor to it hereafter appointed. (ii) If the office of the Warrant Agent becomes vacant by resignation or incapacity to act or otherwise, the Company shall appoint in writing a successor Warrant Agent in place of the Warrant Agent. At any time within one (1) year after the successor Warrant Agent takes office, the Holders of the Warrants then outstanding exercisable for a majority of the Exercise Shares may appoint a successor Warrant Agent to replace such successor Warrant Agent appointed by the Company. If the Company shall fail to make such appointment within a period of thirty (30) days after it has been notified in writing of such resignation or incapacity by the Warrant Agent or by the holder of a Warrant (who shall, with such notice, submit his, her or its Warrant for inspection by the Company), then the holder of any Warrant may apply to the Supreme Court of the State of New York for the County of New York for the appointment of a successor Warrant Agent at the Company's cost. Any successor Warrant Agent, whether appointed by the Company or by such court, shall be a corporation organized and existing under the laws of the State of New York, in good standing and having its principal office in the Borough of Manhattan, City and State of New York, and authorized under such laws to exercise corporate trust powers and subject to supervision or examination by federal or state authority. After appointment, any successor Warrant Agent shall be vested with all the authority, powers, rights, immunities, duties, and obligations of its predecessor Warrant Agent with like effect as if originally named as Warrant Agent hereunder, without any further act or deed; but if for any reason it becomes necessary or appropriate, the predecessor Warrant Agent shall execute and deliver, at the expense of the Company, an instrument transferring to such successor Warrant Agent all the authority, powers, and rights of such predecessor Warrant Agent hereunder; and upon request of any successor Warrant Agent the Company shall

- 49 - make, execute, acknowledge, and deliver any and all instruments in writing for more fully and effectually vesting in and confirming to such successor Warrant Agent all such authority, powers, rights, immunities, duties, and obligations. (i) Successor Warrant Agent by Merger, Etc. If the Warrant Agent consolidates, merges or converts into, or transfers all or substantially all of its assets to, another corporation, then such corporation will become the successor Warrant Agent without any further act. (j) Eligibility; Disqualification. There will at all times be a Warrant Agent under this Warrant Agreement that is a corporation organized and doing business under the laws of the United States of America or of any state thereof, that is authorized under such laws to act as Warrant Agent, that is subject to supervision or examination by federal or state authorities and that has a combined capital and surplus of at least $100.0 million as set forth in its most recent published annual report of condition. Section 10. MISCELLANEOUS. (a) Notices. (i) Notices to the Company or the Warrant Agent. Any notice or communication by the Company or the Warrant Agent to the other will be deemed to have been duly given when sent if in writing and delivered in person or by first class mail (registered or certified, return receipt requested), manual transmission, facsimile transmission, electronic transmission or other similar means of unsecured electronic communication or overnight air courier guaranteeing next day delivery, or to the other’s address, which initially is as follows: If to the Company: Gossamer Bio, Inc. 3115 Merryfield Row, Suite 120 San Diego, California 92121 Attention: General Counsel with a copy (which will not constitute notice) to: Latham & Watkins LLP 1271 Avenue of the Americas New York, NY 10020 Attention: Greg Rodgers and Ryan Gold If to the Warrant Agent: Computershare Trust Company, N.A., Computershare Inc. 150 Royall Street, 2nd Floor Canton, MA 02021 Attention: Client Services

- 50 - The Company or the Warrant Agent, by notice to the other, may designate additional or different addresses (including facsimile numbers and electronic addresses) for subsequent notices or communications. All notices and communications (other than those sent to Holders) will be deemed to have been duly given: (1) at the time delivered by hand, if personally delivered; (2) five (5) Business Days after being deposited in the mail, postage prepaid, if mailed; (3) when receipt acknowledged, if transmitted by either manual, facsimile, electronic transmission or other similar means of unsecured electronic communication; and (4) the next Business Day after timely delivery to the courier, if sent by overnight air courier guaranteeing next day delivery. (ii) Notices to Holders. All notices or communications required to be made to a Holder pursuant to this Warrant Agreement must be made in writing and will be deemed to be duly sent or given in writing if mailed by first class mail, certified or registered, return receipt requested, or by overnight air courier guaranteeing next day delivery, to its address shown on the Register; provided, however, that a notice or communication to a Holder of a Global Certificate may, but need not, instead be sent pursuant to the Depositary Procedures (in which case, such notice will be deemed to be duly sent or given in writing). The failure to send a notice or communication to a Holder, or any defect in such notice or communication, will not affect its sufficiency with respect to any other Holder. (iii) Certain Requirements for Warrant Agents to Deliver Notices Through Depositary Procedures at Company’s Request. If the Warrant Agent is then acting as the custodian for the Depositary, then, at the reasonable request of the Company to the Warrant Agent, the Warrant Agent will cause any notice prepared by the Company to be sent to any Holder(s) pursuant to the Depositary Procedures, provided such request is evidenced in a written order signed on behalf of the Company by one (1) of its Officers and delivered, together with the text of such notice, to the Warrant Agent at least two (2) Business Days before the date such notice is to be so sent. For the avoidance of doubt, such written order need not be accompanied by an Officer’s Certificate or Opinion of Counsel. The Warrant Agent will not have any liability relating to the contents of any notice that it sends to any Holder pursuant to any such written order. (iv) Notice Effectiveness. If a notice or communication is mailed or sent in the manner provided above in this Section 10(a) within the time prescribed, it will be deemed to have been duly given, whether or not the addressee receives it. (v) No Requirement to Deliver Notice in Certain Circumstances. Notwithstanding anything to the contrary in this Warrant Agreement, (1) whenever any provision of this Warrant Agreement requires a party to send notice to another party, no such notice need be sent if the sending party and the recipient are the same Person acting in different capacities; and (2) whenever any provision of this Warrant Agreement requires a party to send notice to more than one receiving party, and each receiving party is the same Person acting in different capacities, then only one such notice need be sent to such Person.

- 51 - (b) Delivery of Officer’s Certificate and Opinion of Counsel as to Conditions Precedent. Upon any request or application by the Company to the Warrant Agent to take any action under this Warrant Agreement (other than the initial issuance of Warrants under this Warrant Agreement and the Warrant Agent’s countersignature of such Warrants), the Company will furnish to the Warrant Agent: (i) an Officer’s Certificate in form and substance reasonably satisfactory to the Warrant Agent that complies with Section 10(c) and states that, in the opinion of the signatory thereto, all conditions precedent and covenants, if any, provided for in this Warrant Agreement relating to such action have been satisfied; and (ii) an Opinion of Counsel in form and substance reasonably satisfactory to the Warrant Agent that complies with Section 10(c) and states that, in the opinion of such counsel, all such conditions precedent and covenants, if any, have been satisfied. (c) Statements Required in Officer’s Certificate and Opinion of Counsel. Each Officer’s Certificate or Opinion of Counsel with respect to compliance with a covenant or condition provided for in this Warrant Agreement will include: (i) a statement that the signatory thereto has read such covenant or condition; (ii) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained therein are based; (iii) a statement that, in the opinion of such signatory, he, she or it has made such examination or investigation as is necessary to enable him, her or it to express an informed opinion as to whether or not such covenant or condition has been satisfied; and (iv) a statement as to whether, in the opinion of such signatory, such covenant or condition has been satisfied. (d) Governing Law; Waiver of Jury Trial. THIS WARRANT AGREEMENT AND THE WARRANTS, AND ANY CLAIM, CONTROVERSY OR DISPUTE ARISING UNDER OR RELATED TO THIS WARRANT AGREEMENT OR THE WARRANTS, WILL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK. EACH OF THE COMPANY AND THE WARRANT AGENT AND EACH HOLDER (BY ITS ACCEPTANCE OF ANY WARRANT) IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS WARRANT AGREEMENT, THE WARRANTS OR THE TRANSACTIONS CONTEMPLATED BY THIS WARRANT AGREEMENT OR THE WARRANTS. (e) Submission to Jurisdiction. Any legal suit, action or proceeding arising out of or based upon this Warrant Agreement or the transactions contemplated by this Warrant Agreement may be instituted in the federal courts of the United States of America located in the City of New York or the courts of the State of New York, in each case located in the City of New York (collectively, the “Specified Courts”), and each party irrevocably submits to the non-exclusive jurisdiction of such courts in any such suit, action or proceeding. Service of any process, summons,

- 52 - notice or document by mail (to the extent allowed under any applicable statute or rule of court) to such party’s address set forth in Section 10(a) will be effective service of process for any such suit, action or proceeding brought in any such court. Each of the Company, the Warrant Agent and each Holder (by its acceptance of any Warrant) irrevocably and unconditionally waives any objection to the laying of venue of any suit, action or other proceeding in the Specified Courts and irrevocably and unconditionally waives and agrees not to plead or claim any such suit, action or other proceeding has been brought in an inconvenient forum. (f) No Adverse Interpretation of Other Agreements. Neither this Warrant Agreement nor the Warrants may be used to interpret any other agreement of the Company or its Subsidiaries or of any other Person, and no such other agreement may be used to interpret this Warrant Agreement or the Warrants. (g) Successors; Benefits of Warrant Agreement. All agreements of the Company in this Warrant Agreement and the Warrants will bind its successors. All agreements of the Warrant Agent in this Warrant Agreement will bind its successors. Subject to the preceding two sentences, this Warrant Agreement is for the sole benefit of the parties hereto and for the Holders and Economic Interest Holders, as such, from time to time, and nothing in this Warrant Agreement, or anything that may be implied from any provision of this Warrant Agreement, will confer on any other Person any right, claim or remedy. (h) Force Majeure. Notwithstanding anything to the contrary contained herein, the Warrant Agent will not be liable for any delays or failures in performance resulting from acts beyond its reasonable control including, without limitation, acts of God, epidemic, pandemic, terrorist acts, shortage of supply, breakdowns or malfunctions, interruptions or malfunction of computer facilities, or loss of data due to power failures or mechanical difficulties with information storage or retrieval systems, labor difficulties, war, or civil unrest. (i) Severability. If any provision of this Warrant Agreement or the Warrants is invalid, illegal or unenforceable, then the validity, legality and enforceability of the remaining provisions of this Warrant Agreement or the Warrants will not in any way be affected or impaired thereby; provided that if such excluded provision shall affect the rights, immunities, liabilities, duties or obligations of the Warrant Agent, the Warrant Agent shall be entitled to resign immediately upon written notice to the Company (j) Counterparts. The parties may sign any number of copies of this Warrant Agreement. Each signed copy will be an original, and all of them together represent the same agreement. Delivery of an executed counterpart of this Warrant Agreement by either, electronic, facsimile, or manually in portable document format or in any other format will be effective as delivery of a manually executed counterpart. (k) Table of Contents, Headings, Etc. The table of contents and the headings of the Sections and sub-Sections of this Warrant Agreement have been inserted for convenience of reference only, are not to be considered a part of this Warrant Agreement and will in no way modify or restrict any of the terms or provisions of this Warrant Agreement.

- 53 - (l) Withholding Taxes. A Holder or beneficial owner of a Warrant may, in some circumstances, including a distribution of cash dividends to holders of the Company’s shares of Common Stock, be deemed to have received a distribution subject to U.S. federal income tax as a result of an adjustment or the nonoccurrence of an adjustment to the Strike Price. Applicable withholding taxes (including backup withholding) may be withheld from payments of cash or the delivery of other Exercise Consideration on such Warrant. Each Holder of a Warrant agrees, and each beneficial owner of an interest in any Warrant represented by a Global Certificate, by its acquisition of such interest, is deemed to agree, that if the Company or other applicable withholding agent pays withholding taxes or backup withholding on behalf of such Holder or beneficial owner as a result of an adjustment or the non-occurrence of an adjustment to the Strike Price or the Warrant Entitlement, then the Company or such withholding agent, as applicable, may, at its option, set off such payments against payments of cash or the delivery of other Exercise Consideration on such Warrant, any payments on the Common Stock or sales proceeds received by, or other funds or assets of, such Holder or the beneficial owner of such Warrant. (m) No Other Rights. The Warrants will confer no rights to the Holders thereof except as provided in this Warrant Agreement. For the avoidance of doubt, and without limiting the operation of Sections 5(d)(v), 5(d)(ii)(1) and 5(b)(ii), and the provisos to Sections 5(d)(i)(3)(A) and 5(d)(i)(4), the Warrants will not confer to the Holders thereof any rights as stockholders of the Company. (n) No Obligation to Purchase Securities of the Company. For the avoidance of doubt, except to the extent any Exercise Shares (or other Exercise Consideration consisting of any securities of the Company) is deliverable in connection with the due Exercise of any Warrant, nothing in this Warrant Agreement will impose on any Holder any obligation to purchase any securities of the Company. (o) Fees and Expenses. The Company agrees that it will pay, for the benefit of Holders, all reasonable and documented fees and expenses of Akin Gump Strauss Hauer & Feld LLP, if any, incurred in connection with (i) the negotiation, documentation and closing of any amendments, waivers or modifications to this Warrant Agreement and (ii) the resolution of any mechanical, technical or operational issues arising under this Warrant Agreement, including with respect to any adjustments. (p) Consequential Damages. Neither party to this Agreement shall be liable to the other party for any consequential, indirect, special or incidental damages under any provisions of this Agreement or for any consequential, indirect, punitive, special or incidental damages arising out of any act or failure to act hereunder even if that party has been advised of or has foreseen the possibility of such damages. (q) Registration Rights (i) Registration Procedures and Expenses. (1) The Company shall use its commercially reasonable efforts to, subject to receipt of necessary information from the Holders, prepare and file with the SEC a registration statement on Form S-3 (except if the Company is not then

- 54 - eligible to register for resale the Exercise Shares (together with any shares of capital stock issued or issuable, from time to time, upon any reclassification, share combination, share subdivision, stock split, share dividend or similar transaction or event or otherwise as a distribution on, in exchange for or with respect to any of the foregoing, in each case held at the relevant time by a Holder, the “Registrable Securities”), on Form S-3, in which case such registration shall be on Form S-1), as appropriate (the “Secondary Registration Statement”), relating to and providing for the resale of the Exercise Shares by the Holders subject to receipt of necessary information from the Holders, on a continuous basis pursuant to Rule 415 under the Securities Act or, if Rule 415 is not available for offers and sales of the Registrable Securities, by such other means of distribution of Registrable Securities as the Holders may reasonably specify. Notwithstanding the foregoing, if the SEC prevents the Company from including any or all of the Registrable Securities on the Secondary Registration Statement due to limitations on the use of Rule 415 of the Securities Act for the resale of the Registrable Securities (and notwithstanding that the Company used commercially reasonable efforts to advocate with the staff of the SEC for the registration of all or a greater portion of the Registrable Securities), the Secondary Registration Statement shall register for resale such number of Registrable Securities that is equal to the maximum number of Registrable Securities as is permitted by the SEC. In such event, the number of Registrable Securities for which resale is to be registered for each Holder named in the Secondary Registration Statement shall be reduced pro rata among all such Holders and as promptly as practicable after being permitted to register additional Registrable Securities under Rule 415 under the Securities Act, the Company shall amend the Secondary Registration Statement or file one or more new registration statement(s) (such amendment or new registration statement, a “Remainder Registration Statement”) to register such additional Registrable Securities not included in the Secondary Registration Statement and use commercially reasonable efforts to cause such Remainder Registration Statement to become effective as promptly as practicable after the filing thereof. (2) The Company shall use commercially reasonable efforts, subject to receipt of necessary information from the Holders, to cause the SEC to declare a Secondary Registration Statement covering the Exercise Shares effective as soon as practicable after the date of the filing thereof and in any event no later than December 3, 2026 (the “Effectiveness Deadline”). (3) The Company shall promptly prepare and file with the SEC such amendments and supplements to the Secondary Registration Statement and the prospectus used in connection therewith as may be necessary to keep the Secondary Registration Statement effective until the earliest of (i) such time as all of the Exercise Shares held by the Holders pursuant to the terms of this Warrant Agreement have been sold pursuant to the Secondary Registration Statement or the Remainder Registration Statement, as the case may be, or (ii) such time as the Exercise Shares become eligible for resale by non-Affiliates without any volume limitations or other restrictions pursuant to Rule 144(b)(1)(i) or any other rule of similar effect.

- 55 - (4) Notwithstanding the foregoing obligations, the Company may, upon written notice to the Warrant Agent, for a reasonable period of time, not to exceed forty-five (45) days (each, a “Blackout Period”), suspend the effectiveness of any Secondary Registration Statement; provided, that the aggregate number of days in which the effectiveness of a Secondary Registration Statement is suspended pursuant to this provision shall not exceed sixty (60) calendar days (which need not to be consecutive) in any twelve (12)-month period, in the event that (A) the Company is engaged in any activity or transaction or preparations or negotiations for any activity or transaction that the Company desires to keep confidential for business reasons, if the Company’s Board of Directors determines in good faith that the public disclosure requirements imposed on the Company under the Securities Act in connection with the Secondary Registration Statement would require at that time disclosure of such activity, transaction, preparations or negotiations and such disclosure could result in material harm to the Company or its business transactions or activities, (B) the Company does not yet have appropriate financial statements of any acquired or to be acquired entities necessary for filing, either because such financial statements are not yet available despite the Company using commercially reasonable efforts to procure such financial statements or (C) any other event occurs that makes any statement of a material fact made in such Secondary Registration Statement, including any document incorporated by reference therein, untrue or that requires the making of any additions or changes in the Secondary Registration Statement in order to make the statements therein not misleading. If the Company suspends the effectiveness of a Secondary Registration Statement pursuant to this Section 10(p)(i)(4), the Company shall, as promptly as reasonably practicable following the termination of the circumstance which entitled the Company to do so, take such actions as may be necessary to reinstate the effectiveness of such Secondary Registration Statement and give written notice to the Warrant Agent authorizing the Holders to resume offerings and sales pursuant to such Secondary Registration Statement. If as a result thereof the prospectus included in such Secondary Registration Statement has been amended or supplemented to comply with the requirements of the Securities Act, the Company shall enclose such revised prospectus with the notice to each Holder given pursuant to this Section 10(p)(i). (5) The Company shall furnish to the Warrant Agent with respect to the Exercise Shares registered under any Secondary Registration Statement (and to each underwriter, if any, of such Exercise Shares) such number of copies of prospectuses and such other documents as any Holder or the Warrant Agent may reasonably request, in order to facilitate the public sale or other disposition of all or any of the Exercise Shares by a Holder. (6) The Company shall use its commercially reasonable efforts to register or qualify the Registrable Securities for offer and sale under the securities or “blue sky” laws of such jurisdictions within the United States as any selling Holder reasonably requests in writing and to keep each such registration or qualification (or exemption therefrom) effective during the period of effectiveness of the Secondary Registration Statement; provided, however, that the Company

- 56 - shall not be required to (A) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this provision, (B) subject itself to taxation in any such jurisdiction or (C) consent to general service of process in any such jurisdiction. (7) The Company shall notify the Warrant Agent promptly (and in no event more than two (2) Business Days thereafter) (A) when the Secondary Registration Statement, any pre-effective amendment, the prospectus or any prospectus supplement or post-effective amendment thereto has been filed and, with respect to the Secondary Registration Statement or any post-effective amendment thereto, when the same has become effective, (B) of any request by the SEC for amendments or supplements to the Secondary Registration Statement or the prospectus or for additional information, (C) of the issuance by the SEC of any stop order suspending the effectiveness of the Secondary Registration Statement or the initiation of any proceedings for that purpose, (D) of the receipt by the Company of any notification with respect to the suspension of the qualification of any Registrable Securities for sale under the applicable securities or “blue sky” laws of any jurisdiction or the initiation or threatening of any proceeding for such purpose, and (E) of the happening of any event or the discovery of any facts during the period of effectiveness that makes any statement made in the Secondary Registration Statement or the related prospectus untrue in any material respect or that requires the making of any changes in the Secondary Registration Statement or prospectus so that it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. (8) The Company shall bear all expenses in connection with the procedures in paragraphs (1) through (5) of this Section 10(p)(i) and the registration of the Exercise Shares pursuant to the Secondary Registration Statement, other than fees and expenses of counsel or other advisers to the Warrant Agent or the Holders (except for the reasonable and documented fees and expenses of one counsel to the Holders incurred in connection with reviewing the Secondary Registration Statement) or underwriting discounts, brokerage fees and commissions incurred by any Holder, if any in connection with the offering of the Exercise Shares pursuant to the Secondary Registration Statement. (9) In order to enable the Holders to sell the Exercise Shares under Rule 144, the Company shall use commercially reasonable efforts to comply with the requirements of Rule 144, including without limitation, use commercially reasonable efforts to comply with the requirements of Rule 144(c)(1) with respect to public information about the Company and to timely file all reports required to be filed by the Company under the Exchange Act. (10) As a condition to the inclusion of its Registrable Securities in a Registration Statement, each Holder (A) shall furnish to the Company such information regarding such Holder and the distribution proposed by such Holder as the Company may reasonably request in writing, including completing a

- 57 - questionnaire in the form provided by the Company, or as shall be required in connection with any registration referred to in this Warrant Agreement and (B) shall agree to be bound by the indemnification and other provisions applicable to the Holders set forth in this Section 10(p). (11) The Company shall provide the applicable Holders with a reasonable opportunity to review and comment on all disclosures regarding the Holders and any plan of distribution proposed by them in connection with the preparation of any Secondary Registration Statement not less than five (5) Business Days prior to the filing of such Secondary Registration Statement. Notwithstanding anything to the contrary contained herein, in no event shall the Company be permitted to name any Holder or Affiliate of a Holder as an “underwriter” without the prior written consent of such Holder; provided, that if the SEC requires that a Holder be identified as a statutory underwriter in either the Secondary Registration Statement or a Remainder Registration Statement, such Holder will have the option, in its sole and absolute discretion, to either (i) have the opportunity to withdraw from the Secondary Registration Statement or Remainder Registration Statement, as the case may be, upon its prompt written request to the Company or (ii) be included as such in the Secondary Registration Statement or Remainder Registration Statement, as the case may be. (ii) Indemnification. For the purpose of this Section 10(p)(ii): (i) the term “Holder/Affiliate” shall mean any affiliate of the Holder, including, without limitation, any general partner or managing member of the Holder, any investment adviser of the Holder, or any transferee who is an affiliate of the Holder, and any person who controls the Holder or any affiliate of the Holder within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act; and (ii) the term “Registration Statement” shall include any preliminary prospectus, final prospectus (the “Prospectus”), free writing prospectus, exhibit, supplement or amendment included in or relating to, and any document incorporated by reference in, the Secondary Registration Statement referred to in Section 10(p)(i). (1) The Company agrees to indemnify and hold harmless the Holders and each Holder/Affiliate, against any losses, claims, damages, liabilities or expenses, joint or several, that such Holder or Holder/Affiliate incurs, under the Securities Act, the Exchange Act, or any other federal or state statutory law or regulation, or at common law or otherwise (including in settlement of any litigation, if such settlement is effected with the written consent of the Company, such consent not to be unreasonably withheld or delayed), insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof as contemplated below) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, including the Prospectus, financial statements and schedules, and all other documents filed as a part thereof or incorporated by reference therein, as amended at the time of effectiveness of the Registration Statement, including any information deemed to be a part thereof as of the time of effectiveness pursuant to paragraph (b) of Rule 430A under the Securities Act, or pursuant to Rules 430B, 430C or 434 under the

- 58 - Securities Act, or the Prospectus, in the form first filed with the SEC pursuant to Rule 424(b) under the Securities Act, or filed as part of the Registration Statement at the time of effectiveness if no Rule 424(b) filing is required or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state in any of them a material fact required to be stated therein or necessary to make the statements in the Registration Statement or any amendment or supplement thereto not misleading or in the Prospectus or any amendment or supplement thereto not misleading in light of the circumstances under which they were made, and will promptly reimburse each Holder and each Holder/Affiliate for any legal and other out-of-pocket expenses as such expenses are reasonably incurred and documented by such Holder or such Holder/Affiliate in connection with investigating, defending or preparing to defend, settling, compromising or paying any such loss, claim, damage, liability, expense or action; provided, however, that the Company will not be liable for amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the written consent of the Company, which consent shall not be unreasonably withheld or delayed, and the Company will not be liable in any such case to the extent that any such loss, claim, damage, liability or expense arises out of or is based upon (A) an untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement, the Prospectus or any amendment or supplement thereto in reliance upon and in conformity with written information furnished to the Company by or on behalf of the Holder expressly for use therein, or (B) any statement or omission in any Prospectus that is corrected in any subsequent Prospectus that was delivered to the Holder prior to the pertinent sale or sales by the Holder. (2) Each Holder shall agree to severally, but not jointly, indemnify and hold harmless the Company, each of its directors, each of its officers who signed the Registration Statement and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, against any losses, claims, damages, liabilities or expenses that the Company, each of its directors, each of its officers who signed the Registration Statement or controlling person reasonably incurs, under the Securities Act, the Exchange Act, or any other federal or state statutory law or regulation, or at common law or otherwise (including in settlement of any litigation, but only if such settlement is effected with the written consent of such Holder, such consent not to be unreasonably withheld or delayed) insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof as contemplated below) arise out of or are based upon any untrue or alleged untrue statement of any material fact contained in the Registration Statement, the Prospectus, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements in the Registration Statement or any amendment or supplement thereto not misleading or in the Prospectus or any amendment or supplement thereto not misleading in the light of the circumstances under which they were made, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in

- 59 - the Registration Statement, the Prospectus, or any amendment or supplement thereto, in reliance upon and in conformity with written information furnished to the Company by or on behalf of such Holder expressly for use therein; and will reimburse the Company, each of its directors, each of its officers who signed the Registration Statement or controlling person for any legal and other expense reasonably incurred by the Company, each of its directors, each of its officers who signed the Registration Statement or controlling person in connection with investigating, defending, settling, compromising or paying any such loss, claim, damage, liability, expense or action; provided, however, that (i) each Holder’s aggregate liability under this Section 10(p) shall not exceed the amount of net proceeds received by such Holder on the sale of the Registrable Securities pursuant to the Registration Statement giving rise to such indemnification obligation, and (ii) a Holder will not be liable for amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the written consent of such Holder, and (iii) a Holder will not be liable in any such case to the extent that any such loss, claim, damage, liability or expense arises out of or is based upon the gross negligence, fraud or willful misconduct of the Company, any of the Company’s directors, any of the Company’s officers who signed the Registration Statement or any person who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act. (3) Promptly after receipt by an indemnified party under this Section 10(p)(ii) of notice of the threat or commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party under this Section 10(p)(ii) promptly notify the indemnifying party in writing thereof, but the omission to notify the indemnifying party will not relieve it from any liability that it may have to any indemnified party for contribution or otherwise under the indemnity agreement contained in this Section 10(p)(ii) to the extent it is not prejudiced as a result of such failure. In case any such action is brought against any indemnified party and such indemnified party seeks or intends to seek indemnity from an indemnifying party, the indemnifying party will be entitled to participate in, and, to the extent that it may wish, jointly with all other indemnifying parties similarly notified, to assume the defense thereof with counsel reasonably satisfactory to such indemnified party; provided, however, if the defendants in any such action include both the indemnified party, and the indemnifying party and the indemnified party shall have reasonably concluded, based on an opinion of counsel reasonably satisfactory to the indemnifying party, that there may be a conflict of interest between the positions of the indemnifying party and the indemnified party in conducting the defense of any such action or that there may be legal defenses available to it and/or other indemnified parties that are different from or additional to those available to the indemnifying party, the indemnified party or parties shall have the right to select separate counsel to assume such legal defenses and to otherwise participate in the defense of such action on behalf of such indemnified party or parties. Upon receipt of notice from the indemnifying party to such indemnified party of its election to assume the defense of such action and approval by the indemnified party of counsel, the indemnifying party will not be liable to such indemnified party under this

- 60 - Section 10(p)(ii) for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof unless (A) the indemnified party shall have employed such counsel in connection with the assumption of legal defenses in accordance with the proviso to the preceding sentence (it being understood, however, that the indemnifying party shall not be liable for the expenses of more than one separate counsel, reasonably satisfactory to such indemnifying party, representing all of the indemnified parties who are parties to such action) or (B) the indemnifying party shall not have employed counsel reasonably satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of commencement of action, in each of which cases the reasonable fees and expenses of counsel shall be at the expense of the indemnifying party. In no event shall any indemnifying party be liable in respect of any amounts paid in settlement of any action unless the indemnifying party shall have approved in writing the terms of such settlement; provided that such approval shall not be unreasonably withheld or delayed. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of or consent to the entry of any judgment in any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnification could have been sought hereunder by such indemnified party, unless such settlement or judgment (x) includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding, (y) imposes no liability or obligation on the indemnified person and (z) does not include any admission of fault, culpability, wrongdoing or malfeasance by or on behalf of the indemnified person. The indemnifying party shall notify the indemnified party promptly of the institution, threat or assertion of any proceeding in connection with, arising out of, as a result of, relating to or based upon the transactions contemplated by this Agreement of which the indemnifying party is aware. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of such indemnified party and shall survive the transfer of any of the Securities by any of the Holders as permitted by this Warrant Agreement. Subject to the terms of this Warrant Agreement, all reasonable and documented fees and expenses of the indemnified party (including reasonable and documented fees and expenses to the extent incurred in connection with investigating or preparing to defend such proceeding in a manner not inconsistent with this Section 10(p)(ii)) shall be paid to such indemnified party, as incurred, within ten (10) Business Days of written notice thereof to the indemnifying party, provided that the indemnified party shall promptly reimburse the indemnifying party for that portion of such fees and expenses applicable to such actions for which such indemnified party is finally judicially determined by a court of competent jurisdiction (which determination is not subject to appeal or further review) not to be entitled to indemnification hereunder. (4) If the indemnification provided for in this Section 10(p)(ii) is required by its terms but is for any reason held to be unavailable to or otherwise insufficient to hold harmless an indemnified party under paragraphs (1), (2) or (3) of this Section 10(p)(ii) in respect to any losses, claims, damages, liabilities or

- 61 - expenses referred to herein, then each applicable indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of any losses, claims, damages, liabilities or expenses referred to herein in such proportion as is appropriate to reflect the relative fault of the Company and the Holder in connection with the statements or omissions or inaccuracies in the Registration Statement that resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative fault of such party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the applicable party and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The amount paid or payable by a party as a result of the losses, claims, damages, liabilities and expenses referred to above shall be deemed to include, subject to the limitations set forth in paragraph (2) of this Section 10(p)(ii), any legal or other fees or expenses reasonably incurred by such party in connection with investigating or defending any action or claim. (r) Further Assurances. The Company shall perform, acknowledge and deliver or cause to be performed, acknowledged and delivered all further and other acts, documents, instruments and assurances as may be reasonably required by the Warrant Agent for the carrying out or performing by the Warrant Agent of the provisions of this Agreement. (s) Confidentiality. The Warrant Agent and the Company agree that all books, records, information and data pertaining to the business of the other party, including inter alia, personal, non-public warrant holder information, which are exchanged or received pursuant to the negotiation or the carrying out of this Agreement including the fees for services set forth in the attached schedule shall remain confidential, and shall not be voluntarily disclosed to any other person, except as may be required by law, including, without limitation, pursuant to subpoenas from state or federal government authorities (e.g., in divorce and criminal actions). (t) Entire Agreement. This Agreement contains the entire agreement and understanding among the parties hereto with respect to the subject matter hereof, and supersedes all prior and contemporaneous agreements, understandings, inducements and conditions, express or implied, oral or written, of any nature whatsoever with respect to the subject matter hereof. Notwithstanding anything to the contrary contained in this Agreement, in the event of inconsistency between any provision in this Agreement and any provision in a Warrant, as it may from time to time be amended, this Agreement shall prevail. The Company shall not amend any provisions of the Warrant without the prior consent of the Warrant Agent, not to be unreasonably withheld or delayed. [The Remainder of This Page Intentionally Left Blank; Signature Page Follows]

[Signature Page to Warrant Agreement] IN WITNESS WHEREOF, the parties to this Warrant Agreement have caused this Warrant Agreement to be duly executed as of the date first written above. GOSSAMER BIO, INC. By: /s/ Bryan Giraudo Name: Bryan Giraudo Title: Chief Financial Officer and Chief Operating Officer COMPUTERSHARE INC. AND COMPUTERSHARE TRUST COMPANY, N.A. By: /s/ Collin Ekeogu Name: Collin Ekeogu Title: Senior Manager, Corporate Actions

A-1 EXHIBIT A FORM OF WARRANT [Insert Restricted Security Legend, if applicable] [Insert Global Certificate Legend, if applicable] Gossamer Bio, Inc. Warrants [CUSIP No.: [___]] Certificate No. [___] [ISIN No.: [___]] Gossamer Bio, Inc., a Delaware corporation (the “Company”), certifies that Cede & Co. is the registered owner of [___]*[the number of Warrants set forth in the attached Schedule of Exchanges of Interests in the Global Certificate]† Warrants represented by this certificate (this “Certificate”). The terms of the Warrants are set forth in the Warrant Agreement, dated as of June 4, 2026, between the Company and Computershare Inc., as warrant agent (the “Warrant Agent”) (the “Warrant Agreement”). In the event of an inconsistency between the terms of this Warrant and the Warrant Agency Agreement, the terms of the Warrant Agency Agreement shall prevail. Capitalized terms used in this Certificate without definition have the respective meanings ascribed to them in the Warrant Agreement. Additional terms of this Certificate are set forth on the other side of this Certificate. [The Remainder of This Page Intentionally Left Blank; Signature Page Follows] * Insert number of shares for Physical Certificate only. † Insert bracketed language for Global Certificate only.

A-2 IN WITNESS WHEREOF, Gossamer Bio, Inc. has caused this instrument to be duly executed as of the date set forth below. GOSSAMER BIO, INC. Date: By: Name: Title:

A-3 WARRANT AGENT’S COUNTERSIGNATURE Computershare Inc., and Computershare Trust Company, N.A., collectively as Warrant Agent, certifies that this Certificate represents Warrants referred to in the within-mentioned Warrant Agreement. Date: By: Authorized Signatory

A-4 GOSSAMER BIO, INC. Warrants This Certificate represents one or more duly issued and outstanding Warrants. Certain terms of the Warrants are summarized below. Notwithstanding anything to the contrary in this Certificate, to the extent that any provision of this Certificate conflicts with the provisions of the Warrant Agreement, the provisions of the Warrant Agreement will control. 1. Method of Payment. Cash amounts due on the Warrants represented by this Certificate will be paid in the manner set forth in Section 3(e) of the Warrant Agreement. 2. Persons Deemed Owners. The Person in whose name this Certificate is registered will be treated as the owner of the Warrant(s) represented by this Certificate for all purposes, subject to Section 3(k) of the Warrant Agreement. 3. Denominations; Transfers and Exchanges. All Warrants will be in registered form and in denominations equal to any whole number of Warrants. Subject to the terms of the Warrant Agreement, the Holder of the Warrant(s) represented by this Certificate may transfer or exchange such Warrant(s) by presenting this Certificate to the Registrar and delivering any required documentation or other materials. 4. No Right of Redemption by the Company. The Company will not have the right to redeem the Warrants at its election. 5. Exercise Rights. The Warrants will be Exercisable for Exercise Consideration in the manner, and subject to the terms, set forth in Section 5 of the Warrant Agreement. 6. Countersignature. The Warrant(s) represented by this Certificate will not be valid until this Certificate is countersigned by the Warrant Agent. 7. Abbreviations. Customary abbreviations may be used in the name of a Holder or its assignee, such as TEN COM (tenants in common), TEN ENT (tenants by the entireties), JT TEN (joint tenants with right of survivorship and not as tenants in common), CUST (custodian), and U/G/M/A (Uniform Gift to Minors Act). * * * To request a copy of the Warrant Agreement, which the Company will provide to any Holder at no charge, please send a written request to the following address: Gossamer Bio, Inc. 3115 Merryfield Row, Suite 120 San Diego, California 92121 Attention: Chief Financial Officer

A-5 SCHEDULE OF EXCHANGES OF INTERESTS IN THE GLOBAL CERTIFICATE* INITIAL NUMBER OF WARRANTS REPRESENTED BY THIS GLOBAL CERTIFICATE: [___] The following exchanges, transfers or cancellations of this Global Certificate have been made: Date Amount of Increase (Decrease) in Number of Warrants Represented by this Global Certificate Number of Warrants Represented by this Global Certificate After Such Increase (Decrease) Signature of Authorized Signatory of Warrant Agent * Insert for Global Certificate only.

A-6 EXERCISE NOTICE GOSSAMER BIO, INC. Subject to the terms of the Warrant Agreement, by executing and delivering this Exercise Notice, the undersigned Holder of the Warrant(s) identified below directs the Company to Exercise (check one):  all of the Warrants  † Warrant(s) identified by CUSIP No. and Certificate No. . Each Exercise Notice submitted by a Holder may only be submitted on behalf of a single Economic Interest Holder of the Warrants. By its delivery of this Exercise Notice, the undersigned represents and warrants to the Company that in giving effect to the exercise evidenced hereby the Economic Interest Holder together with its Attribution Parties will not beneficially own in excess of the number of shares of Common Stock (as determined in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended) permitted to be beneficially owned under Section 5(f)(i) of the Warrant to which this notice relates. Current aggregate beneficial ownership of Common Stock of the Economic Interest Holder together with its Attribution Parties (immediately prior to the exercise of this Warrant): ____________________shares of Common Stock. (Optional) Identify account within the United States to which any cash Exercise Consideration will be wired: Bank Routing Number: SWIFT Code: Bank Address: Account Number: Account Name: Date: (Legal Name of Holder) By: Name: Title: † Must be a whole number.

A-7 Signature Guaranteed: Participant in a Recognized Signature Guarantee Medallion Program By: Authorized Signatory

A-8 ASSIGNMENT FORM GOSSAMER BIO, INC. Subject to the terms of the Warrant Agreement, the undersigned Holder of the Warrant(s) identified below assigns (check one):  all of the Warrants  * Warrant(s) identified by CUSIP No. and Certificate No. , and all rights thereunder, to: Name: Address: Social security or tax identification number: and irrevocably appoints: as agent to transfer the within Warrant(s) on the books of the Company. The agent may substitute another to act for him/her. Date: (Legal Name of Holder) By: Name: Title: Signature Guaranteed: Participant in a Recognized Signature Guarantee Medallion Program By: Authorized Signatory * Must be a whole number.

B-1 EXHIBIT B FORM OF RESTRICTED SECURITY LEGEND THE OFFER AND SALE OF THIS SECURITY AND THE SHARES OF COMMON STOCK ISSUABLE UPON EXERCISE OF THIS SECURITY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND THIS SECURITY AND SUCH SHARES MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED EXCEPT (A) PURSUANT TO A REGISTRATION STATEMENT THAT IS EFFECTIVE UNDER THE SECURITIES ACT; OR (B) PURSUANT TO AN EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.

C-1 EXHIBIT C FORM OF GLOBAL CERTIFICATE LEGEND THIS IS A GLOBAL CERTIFICATE WITHIN THE MEANING OF THE WARRANT AGREEMENT HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF THE DEPOSITARY OR A NOMINEE OF THE DEPOSITARY, WHICH MAY BE TREATED BY THE COMPANY, THE WARRANT AGENT AND ANY AGENT THEREOF AS THE OWNER AND HOLDER OF THE WARRANT(S) REPRESENTED BY THIS GLOBAL CERTIFICATE FOR ALL PURPOSES. UNLESS THIS GLOBAL CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (“DTC”) TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN. TRANSFERS OF THE WARRANT(S) REPRESENTED BY THIS GLOBAL CERTIFICATE WILL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF DTC, OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE, AND TRANSFERS OF PORTIONS OF THE WARRANT(S) REPRESENTED BY THIS GLOBAL CERTIFICATE WILL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN SECTION 3(h) OF THE WARRANT AGREEMENT HEREINAFTER REFERRED TO.

D-1 EXHIBIT D INITIAL WARRANT AGENT WIRE INSTRUCTIONS Bank Routing Number: 026009593 SWIFT Code: BOFAUS3N Bank Address: Bank of America 100 West 33rd Street New York, NY 10001 Account DDA: 4427699265 Account Name: COMPUTERSHARE INC Corp Actions Funding